UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.    )

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☐	Soliciting Material Pursuant to §240.14a-12

Watson Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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March 30, 2012

To Our Stockholders:

You are cordially invited to attend the 2012 Annual Meeting of Stockholders of Watson Pharmaceuticals, Inc. The annual meeting will be held at the Sheraton Parsippany Hotel located at 199 Smith Road, Parsippany, New Jersey on May 11, 2012 at 9:00 a.m. local time.

In connection with the annual meeting, we have prepared a Notice of Annual Meeting of Stockholders, a proxy statement, and our 2011 Annual Report to Stockholders, which provides detailed information relating to our activities and operating performance. The attached proxy statement describes the matters to come before the annual meeting. During the annual meeting, we will also review the activities of the past year and items of general interest about the company.

This year, we are pleased to be taking advantage of the Securities and Exchange Commission rule that permits companies to furnish their proxy materials to stockholders over the Internet.

We appreciate your continued interest and support as a Watson Pharmaceuticals, Inc. stockholder. We hope that you will be able to attend the annual meeting in person, and we look forward to seeing you. For your convenience, we are also offering a webcast of the annual meeting. The webcast will be available by accessing www.watson.com shortly before the annual meeting time. You may also listen to a replay of the webcast on our website for thirty days after the end of the annual meeting.

It is important that your shares be represented and voted whether or not you plan to attend the annual meeting in person. If you are viewing the proxy statement on the Internet, you may grant your proxy electronically via the Internet by following the instructions on the Notice Regarding the Availability of Proxy Materials previously mailed to you or the instructions listed on the Internet site. If you have received a paper copy of the proxy statement and proxy card, you may grant a proxy to vote your shares by completing and mailing the proxy card enclosed with the proxy statement, or you may grant your proxy electronically via the Internet or by telephone by following the instructions on the proxy card. If your shares are held in “street name,” which means shares held of record by a broker, bank, or other nominee, you should review the Notice Regarding the Availability of Proxy Materials or voting instruction form your broker provided to you to determine whether and how you will be able to vote by telephone or over the Internet. Voting over the Internet, by telephone or by mailing a proxy card, will ensure your shares are represented at the annual meeting. Your vote is important, regardless of the number of shares that you own.

Sincerely,

Paul M. Bisaro

President and Chief Executive Officer

WATSON PHARMACEUTICALS, INC.

Morris Corporate Center III

400 Interpace Parkway

Parsippany, New Jersey 07054

2012 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 11, 2012

Notice of Annual Meeting of Stockholders:

You are hereby notified that the 2012 Annual Meeting of Stockholders (the “Meeting”) of Watson Pharmaceuticals, Inc. (the “Company”) will be held at the Sheraton Parsippany Hotel, located at 199 Smith Road, Parsippany, New Jersey, at 9:00 a.m. local time, on May 11, 2012, for the following purposes:

1.  To elect Jack Michelson, Ronald R. Taylor and Andrew L. Turner as members of the Board of Directors to hold office until the 2013 Annual Meeting or until each of their respective successors is duly elected and qualified.

2.  To approve, on an advisory basis, Named Executive Officer compensation.

3.  To approve an Annual Incentive Plan which, if approved, is generally intended to allow compensation paid thereunder to covered employees to qualify as “qualified performance-based compensation” within the meaning of 162(m) of the United States Internal Revenue Code (as amended) (the “Code”).

4.  To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

5.  To transact such other business as may properly come before the Meeting or any adjournment, postponement or continuation thereof.

The Board of Directors has fixed the close of business on March 16, 2012 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. Only stockholders of record at the close of business on March 16, 2012 will be entitled to notice of and to vote at the Meeting or any adjournment, postponement or continuation thereof. Your attention is directed to the attached proxy statement for more complete information regarding the matters to be acted upon at the Meeting.

You may vote your shares in person at the Meeting. Whether or not you plan to attend the Meeting, we encourage you to vote your shares: (i) by accessing the Internet site described in the Notice Regarding the Availability of Proxy Materials previously provided to you, (ii) by calling the toll-free telephone number listed on the Internet site, voter instruction form, proxy card or Notice Regarding the Availability of Proxy Materials, or (iii) by marking, dating and signing any proxy card or voter instruction form provided to you and returning it in the accompanying postage paid envelope as quickly as possible.

By Order of the Board of Directors

David A. Buchen, Secretary

Parsippany, New Jersey

March 30, 2012

WATSON PHARMACEUTICALS, INC.

Morris Corporate Center III

400 Interpace Parkway

Parsippany, New Jersey 07054

PROXY STATEMENT

General

This proxy statement and the accompanying proxy are furnished to stockholders of Watson Pharmaceuticals, Inc. (“Watson,” the “Company,” “we,” “us” and “our”) in connection with the solicitation of proxies by our Board of Directors for use at the 2012 Annual Meeting of Stockholders (the “Meeting”) to be held at the Sheraton Parsippany Hotel, located at 199 Smith Road, Parsippany, New Jersey, at 9:00 a.m. local time on May 11, 2012 for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Directions to the Meeting can be viewed at www.sheratonparsippany.com/directions.

In connection with the Meeting, we have prepared a Notice of Annual Meeting of Stockholders, a proxy statement, and our 2011 Annual Report to Stockholders, which provides detailed information relating to our activities and operating performance. This year we are pleased to be taking advantage of Securities and Exchange Commission (“SEC”) rules that allow companies to furnish their proxy materials over the Internet. On March 30, 2012, we mailed to our stockholders a Notice Regarding the Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access our proxy materials online. Brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Internet Notice. We believe electronic delivery will expedite the receipt of materials, while lowering costs and reducing the environmental impact of our Meeting by reducing printing and mailing of our proxy materials.

If you receive an Internet Notice by mail, you will not receive a printed copy of our proxy materials, unless you specifically request one. However, the Internet Notice contains instructions on how to receive a paper copy of the materials by mail, by telephone or electronically. If you have received paper copies of these materials, a proxy card will also be enclosed.

Whether or not you plan to attend the Meeting, we encourage you to vote your shares. You may vote:

•	via Internet;

•	by telephone;

•	by mail; or

•	in person at the Meeting.

If you plan to attend the Meeting in person, you must provide proof of share ownership, such as an account statement, and a form of personal identification in order to be admitted to the Meeting.

Stockholders of record at the close of business on March 16, 2012 (the “record date”) are entitled to notice of and to vote at the Meeting. On such date, there were outstanding 127,501,320 shares of our common stock, par value $0.0033 per share. In deciding all questions, each holder of common stock shall be entitled to one vote, in person or by proxy, for each share held on the record date.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 11, 2012

This proxy statement and our 2011 Annual Report to Stockholders and the means to vote by Internet are available on our website at www.watson.com/proxy2012 and at www.proxyvote.com.

Our website also contains the following documents: the Notice of Annual Meeting of Stockholders, this proxy statement and proxy card sample, and the 2011 Annual Report to Stockholders. You are encouraged to review all of the important information contained in the proxy materials before voting.

VOTING RIGHTS AND SOLICITATION OF PROXIES

Voting by Internet, Telephone, Mailed Proxy or in Person

The method of voting by proxy differs for shares held as a record holder and shares held in “street name.” If you hold your shares of common stock as a record holder and you are viewing this proxy statement on the Internet, you may vote by submitting a proxy over the Internet by following the instructions on the website referred to in the Internet Notice previously mailed to you. If you hold your shares of common stock as a record holder and you are reviewing a paper copy of this proxy statement, you may also vote by completing, dating and signing the proxy card that was included with the proxy statement and promptly returning it in the preaddressed, postage-paid envelope provided to you, or otherwise mailing it to us. You may also attend the Meeting and vote in person.

If you hold your shares of common stock in “street name,” which means your shares are held of record by a broker, bank or nominee, you will receive an Internet Notice from your broker, bank or other nominee that includes instructions on how to vote your shares. Your broker, bank or nominee may allow you to deliver your voting instructions over the Internet and may also permit you to submit your voting instructions by telephone. In addition, you may request paper copies of the proxy statement and voting instruction form from your broker, bank or nominee by following the instructions on the Internet Notice provided by your broker, bank or nominee. If you hold your shares in “street name,” you will need to obtain a legal proxy from your bank, broker or nominee in order for you to vote in person at the Meeting.

Your vote is very important. Accordingly, please submit your proxy whether or not you plan to attend the Meeting in person. You should vote your proxy even if you plan to attend the Meeting. If you properly give your proxy and submit it to us in time to vote, one of the individuals named as your proxy will vote your shares as you have directed.

The Internet and telephone voting facilities will close at 11:59 p.m. Eastern Time on May 10, 2012. Stockholders who vote through the Internet or telephone should be aware that they may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers, and that these costs must be borne by the stockholder.

Revocation of Proxy

A stockholder of record may revoke his or her proxy in one of four ways at any time before the proxy is voted at the Meeting.

1.  The stockholder may send a notice in writing, with a date later than the date of the proxy, to our Secretary revoking the proxy.

2.  The stockholder may attend the Meeting and vote in person. Attendance at the Meeting will not, by itself, revoke a proxy.

3.  The stockholder may execute a proxy, relating to the same shares, with a later date and deliver it to our Secretary before the voting at the Meeting.

4.  The stockholder may submit another proxy by telephone or the Internet (your latest telephone or Internet voting instructions will be followed).

Any such notices and new proxies that are sent by mail should be sent to Watson Pharmaceuticals, Inc., Corporate Secretary, Morris Corporate Center III, 400 Interpace Parkway, Parsippany, NJ 07054.

Persons who hold their shares through a bank, brokerage firm or other nominee, may change their voting instructions by following the requirements of their bank or broker, or may vote in person at the Meeting by obtaining a legal proxy from their bank or broker.

Solicitation of Proxies

We have retained the services of a proxy solicitation firm, The Proxy Advisory Group, LLC (“Proxy Advisory”), to solicit proxies for the Meeting from our stockholders. We will bear the entire cost of solicitation of our and Proxy Advisory’s solicitations, including the payment of fees of approximately $14,000 to Proxy Advisory for their services, and the cost of preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. In addition to the use of the mail, our directors, officers and employees may solicit proxies on our behalf by telephone, facsimile, electronic mail or personal solicitation. Our directors, officers and employees will receive no additional compensation for such services. We will reimburse brokers, custodians and nominees for the reasonable expenses they incur furnishing proxy solicitation and other required annual meeting materials to street-name holders who beneficially own those shares on the record date.

Quorum and Voting

At the close of business on March 16, 2012, 127,501,320 shares of our common stock were outstanding and entitled to vote at the Meeting. Votes cast by proxy (including through the Internet or by telephone) or in person at the Meeting will be tabulated by the election inspector appointed for the Meeting who will determine whether or not a quorum is present. The presence, in person or by proxy, of the holders of a majority of our common stock outstanding and entitled to vote at the Meeting is necessary in order to constitute a quorum for the conduct of business at the Meeting.

Brokers or other nominees who hold shares of common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not allowed to exercise their voting discretion with respect to the approval of matters that the New York Stock Exchange (the “NYSE”) determines to be “non-routine,” without specific instructions from the beneficial owner. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter and has not been instructed on how to vote, then a “broker non-vote” occurs. If a proxy is received but marked abstention or if a broker non-vote occurs, those shares will be considered as present and entitled to vote for purposes of determining the presence of a quorum. Under NYSE rules, the ratification of accountants is generally considered to be a routine proposal, and therefore, your broker can vote on Proposal No. 4 without instructions from you. However, with respect to the other proposals, all of which deal with “non-routine” matters, your broker will not be able to vote your shares without specific instructions from you.

A properly submitted proxy (including through the Internet or by telephone) that is received before the polls are closed at the Meeting and that is not revoked will be voted in the manner directed by the stockholder submitting the proxy. If no direction is made, such proxy will be voted:

•	FOR the election of Jack Michelson, Ronald R. Taylor and Andrew L. Turner as our directors;

•	FOR the approval, on a non-binding basis, of our Named Executive Officer compensation;

•

FOR the approval of an Annual Incentive Plan which, if approved, is generally intended to allow compensation paid under such Plan to covered employees to qualify as “qualified performance-based compensation” within the meaning of 162(m) of the Code;

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

As of the date of this proxy statement, the Board of Directors knows of no other business that will be presented for consideration at the Meeting. However, if other proper matters are presented at the Meeting, or any continuations, adjournments or postponements of the Meeting, it is the intention of the proxy holders named in our form of proxy to vote the proxies held by them in accordance with their best judgment.

The proxy for the Meeting gives each of Paul M. Bisaro and David A. Buchen discretionary authority to vote your shares in accordance with his best judgment with respect to all additional matters that might come before the Meeting.

“Householding”

In an effort to reduce printing costs and postage fees, we have adopted a practice approved by the SEC called “householding.” Under this practice, stockholders who have the same address and last name will receive only one copy of the Internet Notice and, upon request, our proxy materials, unless one or more of these stockholders notifies us that he or she wishes to receive individual copies. If you share an address with another stockholder and prefer to receive separate copies of the Internet Notice or our proxy materials, please mail your request to Watson Pharmaceuticals, Inc., Investor Relations, Morris Corporate Center III, 400 Interpace Parkway, Parsippany, NJ 07054, or call our investor relations department at 1-862-261-7488.

Information on Our Website

Information on our website, other than our proxy statement and form of proxy, or any other website referred to in this proxy statement, is not part of the proxy soliciting material and is not incorporated into this proxy statement by reference.

Assistance

If you need assistance in submitting your proxy or have questions regarding the Meeting, please contact our investor relations department at 1-862-261-7488 or info@watson.com or write to: Investor Relations, Watson Pharmaceuticals, Inc., Morris Corporate Center III, 400 Interpace Parkway, Parsippany, NJ 07054.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Under our bylaws, the Board of Directors must consist of between seven and fifteen directors, with the exact number determined by the Board of Directors. The Board of Directors has set the current number of authorized directors at eleven. There are no vacant positions on the Board of Directors.

Prior to our 2011 Annual Meeting, our Articles of Incorporation provided that the Board of Directors be divided into three classes, with each class being elected for a three-year term, expiring at our annual meeting of stockholders. At our 2011 Annual Meeting, the Company’s stockholders approved an amendment and restatement of the Company’s Articles of Incorporation which, among other things, provided for the declassification of the Company’s Board of Directors. As a result, commencing with this Meeting, the members of the class of directors standing for election will be elected annually for one-year terms expiring at the next succeeding annual meeting. Accordingly, when the terms of our Class II, Class III and Class I directors expire in 2012, 2013 and 2014, respectively, they will stand for election annually, rather than every three years.

At the Meeting, three directors, who currently comprise the Class II directors, are to be elected to serve until the 2013 Annual Meeting or until their successors are duly elected and qualified.

Based upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated Jack Michelson, Ronald R. Taylor and Andrew L. Turner for reelection as directors to serve until the 2013 Annual Meeting or until their successors are duly elected and qualified.

Our Class III directors, Paul M. Bisaro, Christopher W. Bodine, Michel J. Feldman and Fred G. Weiss, are also scheduled to serve as directors until the 2013 Annual Meeting.

Our Class I directors, Michael J. Fedida, Albert F. Hummel, Catherine M. Klema and Anthony Selwyn Tabatznik, are scheduled to serve as directors until the 2014 Annual Meeting.

Information about the nominees for director and our directors whose term of office will continue after the Meeting is set forth in the following paragraphs and is based on information provided to us as of March, 2012.

Director Nominees for Election at the Meeting:

Jack Michelson	Director since 2002

Jack Michelson, age 77, was our consultant from February 2001 to June 2003. Mr. Michelson served for 24 years as an officer of G.D. Searle & Co., a pharmaceutical company, as the Corporate Vice President and President, Technical Operations from 1993 to 2001; Senior Vice President of Technical Operations from 1981 to 1993; and Vice President of Production and Engineering from 1977 to 1981. The Board concluded that Mr. Michelson should serve as a member of our Board because of his deep knowledge of the operational, technical and regulatory aspects of our business.

Ronald R. Taylor	Director since 1994

Ronald R. Taylor, age 64, has been President of Tamarack Bay, LLC, a private consulting firm, since 2001. Mr. Taylor has been a director of Red Lion Hotels Corporation, a hotel operating company, since 1998 and a director of ResMed Inc., a medical device manufacturer, since 2005. Mr. Taylor was a limited partner of Enterprise Partners Venture Capital (“Enterprise”), a venture capital firm, from April 2001 until September 2002, and was formerly a general partner of Enterprise from April 1998 to March 2001. Mr. Taylor was also a consultant to Cardinal Health, Inc., a provider of healthcare products and services, from May 1996 to May 2002. The Board concluded that Mr. Taylor’s qualifications to serve on our Board of Directors include his experience as a founder of a successful business and his expertise in evaluating and investing in healthcare companies.

Andrew L. Turner	Director since 1997

Andrew L. Turner, age 65, was appointed as the Chairman of our Board in May 2008. He also serves as Manager of Trinity Health Systems, an owner of senior housing properties founded by Mr. Turner in 2009. Mr. Turner has been a director of Streamline Health Solutions, a provider of software for document solutions in hospitals, since 2007. Mr. Turner also serves as a director of Aston Healthcare Ltd., an operator of senior housing properties in the United Kingdom. The Board concluded that Mr. Turner’s qualifications for service on our Board include his extensive experience as a healthcare entrepreneur and his deep knowledge of our Company and business.

The Board of Directors knows of no reason why any of the foregoing nominees will be unavailable to serve, but in the event of any such unavailability, the proxies received will be voted for such substitute nominees as the Board of Directors may recommend, unless the number of directors constituting a full Board of Directors is reduced.

Required Vote for Election of Directors

Persons nominated to serve on our Board of Directors in an uncontested election must receive a greater number of votes cast “FOR” than votes cast “AGAINST” in order to be elected, or re-elected, to the Board of Directors. Accordingly, abstentions will not affect the outcome of the election of directors. Proxies cannot be voted for a greater number of persons or different persons than the nominees named.

Please note that if your broker holds your common stock in “street name,” your broker will not vote your shares on the election of directors, and broker non-votes will result, unless you provide your voting instructions over the Internet, by telephone or mail as directed in the Internet Notice sent to you by your broker. Broker non-votes will not affect the outcome of the election of directors.

The Board of Directors unanimously recommends a vote FOR the election of Jack Michelson, Ronald R. Taylor and Andrew L. Turner.

Class III Directors whose Terms Expire at the 2013 Annual Meeting:

Paul M. Bisaro	Director since 2007

Paul M. Bisaro, age 51, has served as our President and Chief Executive Officer and on our Board of Directors since 2007. Prior to joining us, Mr. Bisaro was President, Chief Operating Officer and a member of the Board of Directors of Barr Pharmaceuticals, Inc., a global specialty pharmaceutical company (“Barr”), from 1999 to 2007. Between 1992 and 1999, Mr. Bisaro served as General Counsel of Barr and from 1997 to 1999 served in various additional capacities including Senior Vice President — Strategic Business Development of Barr. Prior to joining Barr, he was associated with the law firm Winston & Strawn and a predecessor firm, Bishop, Cook, Purcell and Reynolds from 1989 to 1992. Mr. Bisaro received his undergraduate degree in General Studies from the University of Michigan in 1983 and a Juris Doctor from Catholic University of America in Washington, D.C. in 1989. The Board concluded that Mr. Bisaro should serve on the Board because of his experience as a senior executive in our industry, his knowledge of our Company and its day-to-day operations and his strong strategic vision for the Company.

Christopher W. Bodine	Director since 2009

Mr. Bodine, age 56, retired from CVS Caremark in January 2009 after 24 years with CVS. Prior to his retirement, Mr. Bodine served as President, Healthcare Services of CVS Caremark Corporation, where he was responsible for strategy, business development, trade relations, sales and account management, pharmacy merchandising, marketing, information technology and Minute Clinic. Prior to the merger of CVS Corporation and Caremark Rx, Inc. in March 2007, Mr. Bodine served for several years as Executive Vice President — Merchandising and Marketing of CVS Corporation. Mr. Bodine has also been active in the pharmaceutical industry serving on a number of boards and committees, including the Healthcare Leadership Council, RI Quality Institute, National Retail Federation, National Association of Chain Drug Stores (NACDS), and the NACDS Pharmacy Affairs and Leadership Committees. The Board concluded that Mr. Bodine should serve on the Board because of his extensive industry experience and knowledge of the needs and operations of our major customers.

Michel J. Feldman	Director since 1985

Michel J. Feldman, age 69, is a member of the law firm of Seyfarth Shaw LLP, where he has practiced since October 2003. Previously, Mr. Feldman was a member of the law firm of D’Ancona & Pflaum LLC, where he practiced from June 1991 to October 2003. Effective October 2003, D’Ancona & Pflaum LLC merged with Seyfarth Shaw LLP. Mr. Feldman is also a certified public accountant (inactive). The Board concluded that Mr. Feldman’s qualifications as a member of our Board of Directors include his legal expertise, business experience and more than 25 years of service as a Director of our Company.

Fred G. Weiss	Director since 2000

Fred G. Weiss, age 70, has been the managing director of FGW Associates, Inc., a consulting firm, since 1997. Mr. Weiss served as Vice President, Planning, Investment and Development of Warner-Lambert from 1983 to 1996 and prior to that served as Vice President and Treasurer of Warner-Lambert from 1979 to 1983, where he was involved in both strategic planning and corporate development. Mr. Weiss is also an Independent Vice-Chairman of the Board and Chairman of the Audit Committee of numerous BlackRock-sponsored mutual funds. In this capacity, and pursuant to BlackRock’s policies, Mr. Weiss has oversight responsibility for finance and accounting matters, and has no responsibility for, or discretion concerning, any of BlackRock’s equity investment decisions. Additionally, Mr. Weiss has been a Director of the Michael J. Fox Foundation for Parkinson’s Research since 2000. The Board concluded that Mr. Weiss is qualified to serve as a member of our Board of Directors because of, among other factors, his financial expertise and experience in strategic planning and corporate development.

Class I Directors whose Terms Expire at the 2014 Annual Meeting:

Michael J. Fedida	Director since 1995

Michael J. Fedida, age 65, a registered pharmacist, has served for the past 27 years as an officer and director of several retail pharmacies wholly or partially owned by him, including J&J State Street Pharmacy from 2009 to present, J&J Saint Michael’s Pharmacy from 2005 to present; J&J Pharmacy and Classic Pharmacy from 1987 to present; Perfect Pharmacy from 1980 to 2000; and Phoster Pharmacy from 1985 to 2000. Mr. Fedida has been a director of Arbor Pharmaceuticals, Inc., a pediatric pharmaceutical company, since March 2010. Mr. Fedida served on the Board of Directors of Circa Pharmaceuticals, Inc. (“Circa”), from 1988 to 1995, at which time Circa was acquired by us. Mr. Fedida was a Director of Bradley Pharmaceuticals, Inc., a specialty pharmaceutical company, from April 2004 to February 21, 2008. The Board concluded that Mr. Fedida should serve as a director because of his decades of experience as a practicing pharmacist and manager of a number of pharmacy businesses, which help him to bring the perspective of pharmacists and customers to the deliberations of the Board.

Albert F. Hummel	Director since 1986

Albert F. Hummel, age 67, has been our director since March 1986, except for a period from July 1991 to October 1991. Mr. Hummel has been President of Pentech Pharmaceuticals, Inc., a development stage pharmaceutical company, since July 1998 and CEO and Director of Cobrek Pharmaceuticals, Inc., a private venture- backed pharmaceutical research and development firm and an affiliate of Pentech, since May 2008. Since November 2005, Mr. Hummel has been a director for Obagi Medical Products, Inc., a specialty pharmaceutical company focused on the aesthetic and therapeutic skin health markets. Mr. Hummel was appointed President and Chief Executive Officer of Obagi on April 21, 2011. Additionally, Mr. Hummel served as a partner in Affordable Residential Communities, a property management firm, from January 1994 through March 2006. The Board concluded that Mr. Hummel should serve on the Board because he brings extensive capital markets and strategic planning experience to our Board.

Catherine M. Klema	Director since 2004

Catherine M. Klema, age 53, is currently President of Nettleton Advisors LLC, a consulting firm established by Ms. Klema in 2001. Ms. Klema served as Managing Director, Healthcare Investment Banking, at SG Cowen Securities from 1997 to 2001. While at SG Cowen, Ms. Klema had advised us on investment banking matters. Ms. Klema also served as Managing Director, Healthcare Investment Banking, at Furman Selz LLC from 1994 until 1997, and was employed by Lehman Brothers from 1987 until 1994. Ms. Klema served as a director of Pharmaceutical Product Development, Inc., a global contract research organization, from 2000 – 2011. In March 2012, Ms. Klema was appointed to the Montefiore Medical Center Board of Trustees. The Board concluded that Ms. Klema’s qualifications for service on our Board include her background in healthcare investment banking and her knowledge of the business of pharmaceutical research and development.

Anthony Selwyn Tabatznik	Director since 2009

Anthony Selwyn Tabatznik, age 64, was a founder of the Arrow Group, an international group of generic pharmaceutical companies, and served as a director of the parent company of the Arrow Group from 2003 through our acquisition of the Arrow Group in 2009. Mr. Tabatznik was also a founder of another international group of generic pharmaceutical companies, originally known as the Generic Group BV, which started operations in the early 1980s and which, following its purchase by Merck KGaA in 1994, became known as the Merck Generics Group BV. Mr. Tabatznik served as a director of Merck Generics Group BV until 1999. The Board concluded that Mr. Tabatznik should serve on the Board because of his lengthy experience as the founder of numerous successful generic pharmaceutical businesses, including the Arrow Group, as well as his global perspective on our industry.

CORPORATE GOVERNANCE

Corporate Governance Guidelines and Code of Conduct

Our Board of Directors has adopted Corporate Governance Guidelines. These guidelines address the make-up and functioning of the Board of Directors and its committees, which include determining director independence, criteria for Board membership, and authority to retain independent advisors.

Our Board of Directors has also adopted a Code of Conduct, which applies to all of our Board members and all of our officers and employees. The code sets forth and summarizes certain of our policies related to legal compliance and honest and ethical business practices. The code is intended to comply with the standards set forth in Section 303A.10 of the NYSE’s Listed Company Manual and SEC rules and regulations. Any amendments to, or waivers from, provisions of the Code of Conduct that apply to our directors or executive officers, including our Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”) and persons performing similar functions, will be promptly posted on our website at http://www.watson.com.

You can find links to our Corporate Governance Guidelines and our Code of Conduct under the “Investors — “Corporate Governance” section of our website at http://www.watson.com. Copies of these materials are available to stockholders without charge upon request sent to Investor Relations at Watson Pharmaceuticals, Inc., Morris Corporate Center III, 400 Interpace Parkway, Parsippany, NJ 07054.

Director Independence

On an annual basis our Board of Directors reviews the independence of all directors and affirmatively makes a determination as to the independence of each director. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with Watson. To assist in making this determination, the Board has adopted independence guidelines, which are designed to conform to, or be more exacting than, the independence requirements set forth in the listing standards of the NYSE. You may find these guidelines at Exhibit A of our Corporate Governance Guidelines discussed above, which may be found under the “Investors — “Corporate Governance” section of our website at www.watson.com. In addition to applying these guidelines, the Board considers any and all additional relevant facts and circumstances in making an independence determination.

Our Board has determined that at least a majority of its directors has no direct or indirect material relationship with us (other than as our director) and such directors are independent within the meaning of the independence standards promulgated by the SEC and the NYSE. Specifically, on March 9, 2012, the Board determined, based on our Director Independence Standards and the NYSE standards for independence, that Christopher W. Bodine, Michael Fedida, Michel Feldman, Albert Hummel, Catherine Klema, Jack Michelson, Ronald Taylor, Andrew Turner and Fred Weiss, or nine out of our eleven directors, have no relationship with us that would interfere with the exercise of independent judgment and are independent directors. Mr. Bisaro was determined to be not independent, because he is our President and Chief Executive Officer. Mr. Tabatznik was determined to be not independent because of the fact that, among other things, he served as an employee of the Arrow Group prior to our acquisition of the Arrow Group in 2009, and was a party to a consulting agreement with us during the period from May 10, 2010 through May 9, 2011. Mr. Tabatznik is no longer a consultant for us or an employee of the Arrow Group.

The relationships and transactions reviewed by the Board in making these independence determinations included the following:

(i)  Mr. Bodine’s service as an employee of CVS Caremark Corporation, a customer of the Company, through January of 2009, including as Special Advisor to the Chief Executive Officer of CVS Caremark Corporation from July 29, 2008 and, prior to that, as Executive Vice President of CVS Caremark Corporation and President — Caremark Pharmacy Services;

(ii)  Mr. Fedida’s ownership of pharmacies that from time to time purchase pharmaceuticals from Anda, Inc., one of our subsidiaries that is a wholesaler distributor;

(iii)  Ms. Klema’s directorship with Pharmaceutical Product Development, Inc., a contract research organization that has provided services for us in the past;

(iv)  Mr. Taylor’s former directorship of 3e Company, a privately-held compliance information services company that has provided services for us in the past; and

(v)  Mr. Hummel’s service as a director and officer of Pentech Pharmaceuticals, Inc., and its affiliate, Cobrek Pharmaceuticals, Inc., a private development stage pharmaceutical company engaged in the development and commercialization of pharmaceutical products.

The Board has determined that these transactions were made in the ordinary course, were below the thresholds set forth in our director independence standards and did not affect the independence of the directors involved.

BOARD OF DIRECTORS AND COMMITTEES

Executive Sessions

We schedule regular executive sessions in which non-management directors meet without management participation. The Chairman of the Board, Mr. Turner, presides at these meetings. We also schedule regular executive sessions in which only independent directors meet.

Communications with the Board of Directors

Any interested party, including any stockholder, wishing to contact the Board of Directors, the presiding director of the non-management director meetings, or any other individual director may do so in writing by sending a letter to:

Chairman, Nominating and Corporate Governance Committee

c/o Corporate Secretary

Watson Pharmaceuticals, Inc.

Morris Corporate Center III

400 Interpace Parkway,

Parsippany, NJ 07054

Our Corporate Secretary reviews all such written correspondence and regularly forwards to the Board of Directors a summary of all correspondence and copies of correspondence that, in the opinion of the Corporate Secretary, deal with the functions of the Board of Directors or its committees, or that the Corporate Secretary otherwise determines requires Board attention.

Leadership Structure

The Board of Directors has determined that having an independent director serve as Chairman of the Board is in the best interest of stockholders at this time. We separate the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The CEO is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company, while the Chairman of the Board provides guidance to the CEO and sets the agenda for Board meetings and presides over meetings of the full Board. We also believe that this structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board. We also believe that this leadership structure is preferred by a significant number of our stockholders.

Director Nomination Process

The Nominating and Corporate Governance Committee considers director candidates from diverse sources, including suggestions from stockholders. From time to time, the Nominating and Corporate Governance Committee may engage a third party for a fee to assist in identifying potential director candidates. The Nominating and Corporate Governance Committee looks for candidates who represent a diverse mix of backgrounds and experiences that will enhance the quality of the board’s deliberations and decisions. The backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Specifically, this committee seeks candidates who (a) bring not only direct experience, but also a variety of experience and background, both professionally and personally, (b) will represent the balanced, best interests of the stockholders as a whole rather than special interest groups or constituencies, (c) have a reputation for integrity and (d) satisfy the independence requirements of the NYSE, our Director Independence Standards and applicable law. The Nominating and Corporate Governance Committee’s goal is to have a diverse, balanced and engaged board whose members possess the skills and background necessary to maximize stockholder value in a manner consistent with all legal requirements and the highest ethical standards. Our Corporate Governance Guidelines specify that the value of diversity on the Board should be considered by the Nominating and Corporate Governance Committee in the director identification and nomination process. This committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Nominating and Corporate Governance Committee’s Charter and our Corporate Governance Guidelines, which are published on our website at http://www.watson.com under the Investors section, set forth in further detail the criteria that guide this committee in assessing potential candidates for the Board of Directors.

In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee considers the director’s contributions to the Board and the committees on which such person serves, participation in and attendance at meetings, and any changes in employment status, health, community activity or other factors that may affect the director’s continuing contributions to the Board. The Nominating and Corporate Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

The Nominating and Corporate Governance Committee initially evaluates a candidate for nomination to the Board based on information supplied by the party recommending the candidate and any additional public information that may be available. If the initial evaluation is favorable, the Nominating and Corporate Governance Committee gathers additional information on the candidate’s qualifications, availability, probable level of interest and any potential conflicts of interest. If the subsequent evaluation is also favorable, the Nominating and Corporate Governance Committee contacts the candidate directly to better determine each party’s level of interest in pursuing the candidacy and checks the candidate’s references. If, after discussions and meetings, the candidate and the Nominating and Corporate Governance Committee establish a mutual interest in pursuing the candidacy, the committee will make a final recommendation to the Board to nominate the candidate for election by the stockholders (or to select the candidate to fill a vacancy, as applicable). The Nominating and Corporate Governance Committee employs the same process for evaluating all candidates, including those properly recommended by stockholders and will consider stockholder recommendations of candidates on the same basis as it considers all other candidates.

Stockholders wishing to recommend a director candidate for consideration by the Nominating and Corporate Governance Committee may do so by sending the candidate’s name, biographical information and qualifications, together with a consent in writing signed by the recommended nominee that he or she is willing to be considered as a nominee and, if nominated and elected, he or she will serve as a director, to the Chair of the Nominating and Corporate Governance Committee in care of the Corporate Secretary, Watson Pharmaceuticals, Inc., Morris Corporate Center III, 400 Interpace Parkway, Parsippany, NJ 07054. The submission of a recommendation by a stockholder in compliance with these procedures does not guarantee the selection of the stockholder’s candidate or the inclusion of the candidate in our proxy statement. However, the Nominating and Corporate Governance Committee will consider any such candidate in accordance with the procedures and guidelines as described above and as set forth in the Charter of our Nominating and Corporate Governance Committee and in our Corporate Governance Guidelines.

Board Meetings

During the fiscal year ended December 31, 2011, the Board of Directors held seven meetings and executed one unanimous written consent in lieu of a meeting. Each director attended at least 75 percent of the combined total of (i) all Board of Directors and (ii) all meetings of committees of which the director was a member. We do not have a policy with regard to board members’ attendance at annual meetings. All members of the Board attended our 2011 Annual Meeting of Stockholders.

Committees

The Board of Directors has created four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Regulatory Compliance Committee.

The Board of Directors has adopted a charter for each of the four committees. The charters for each committee and other materials related to corporate governance are available under the Investors section of our website at http://www.watson.com. A copy is also available to stockholders upon request sent to Investor Relations at Watson Pharmaceuticals, Inc., Morris Corporate Center III, 400 Interpace Parkway, Parsippany, NJ 07054.

The Audit Committee

We have an Audit Committee currently composed of Michel J. Feldman, Albert F. Hummel, Ronald R. Taylor and Fred G. Weiss. Each member of the Audit Committee served as such throughout fiscal year 2011.

Mr. Weiss serves as the Chairman of the Audit Committee. All of the members of the Audit Committee have been determined by the Board of Directors to be “independent” and meet the audit committee independence requirements of the NYSE listing standards and SEC Rule 10A-3. The Board of Directors has determined that all of the current members of the Audit Committee qualify as “audit committee financial experts” within the meaning of the SEC rules, and are financially literate as required under the NYSE listing standards. The functions of the Audit Committee and its activities during fiscal 2011 are described below under the heading “Report of the Audit Committee.” The Audit Committee is directly responsible for the engagement, compensation and oversight of the work of PricewaterhouseCoopers LLP (including resolution of disagreements, if any, between management and PricewaterhouseCoopers LLP regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. During the fiscal year ended December 31, 2011, the Audit Committee met six times and executed one unanimous written consent in lieu of a meeting.

The Compensation Committee

We have a Compensation Committee currently composed of Christopher W. Bodine, Michael J. Fedida, Catherine M. Klema and Ronald R. Taylor. Each member of the Compensation Committee served as such throughout fiscal year 2011.

Mr. Taylor serves as the Chairman of the Compensation Committee. All of the members of the Compensation Committee have been determined by the Board of Directors to be “independent” and meet the independence requirements of the NYSE listing standards. Our Board has determined that all current Compensation Committee members qualify as “non-employee directors” within the meaning of Section 16 of the Exchange Act and as “outside directors” within the meaning of Section 162(m) of the Code. The primary purpose of the Compensation Committee is to review, approve and evaluate director compensation and senior executive compensation plans, policies and programs for us. The Compensation Committee engaged F.W. Cook, an independent compensation consulting firm, to advise the Compensation Committee during the 2011 fiscal year. F.W. Cook reported directly to the Compensation Committee and the Compensation Committee retains the right to terminate or replace the consultant at any time. F.W. Cook conducted an annual review of our total compensation program for our executive officers and advised the Compensation Committee on such compensation matters as requested by the Compensation Committee. F.W. Cook did not provide other services to the Company in 2011. Additional information on the Compensation Committee’s processes and procedures for consideration of executive compensation, including the role of our chief executive officer, are addressed in the Compensation Discussion and Analysis beginning on page 23. The Compensation Committee met four times and executed one unanimous written consent in lieu of a meeting during the fiscal year ended December 31, 2011.

The Nominating and Corporate Governance Committee

We have a Nominating and Corporate Governance Committee currently composed of Christopher W. Bodine, Catherine M. Klema, Jack Michelson and Fred G. Weiss. Each member of the Nominating and Corporate Governance Committee served as such throughout fiscal year 2011. Ms. Klema serves as the Chairperson of the Nominating and Corporate Governance Committee. All of the members of the Nominating and Corporate Governance Committee have been determined by the Board of Directors to be “independent” and meet the independence requirements of the NYSE listing standards. The key functions of the

Nominating and Corporate Governance Committee are to identify and present qualified candidates to the Board of Directors for election or re-election as directors of the Company, ensure that the size and composition of the Board of Directors and its committees best serve our practices and objectives, develop and recommend to the Board of Directors a set of corporate governance guidelines and principles and periodically review and recommend changes to such guidelines and principles as deemed appropriate, oversee the evaluation of the Board of Directors and senior management, and make recommendations to the Board regarding governance matters, including our Charter and Bylaws. The Nominating and Corporate Governance Committee met two times during the fiscal year ended December 31, 2011.

The Regulatory Compliance Committee

We have a Regulatory Compliance Committee currently composed of Michael J. Fedida, Michel J. Feldman, Albert F. Hummel and Jack Michelson. Each was a member of the Regulatory Compliance Committee throughout fiscal year 2011.

Mr. Michelson serves as the Chairman of the Regulatory Compliance Committee. The primary purpose of the Regulatory Compliance Committee is to assist the Board of Directors with the Board’s oversight responsibilities regarding our compliance with applicable regulatory requirements related to product safety and quality and environmental, health and safety matters. The Regulatory Compliance Committee met two times during the fiscal year ended December 31, 2011.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee of our Board of Directors is responsible for establishing, implementing and continually monitoring our adherence to our compensation philosophy for our executive officers, including Paul M. Bisaro, our chief executive officer. The Compensation Committee seeks to ensure that the total compensation paid to our executive officers is fair, reasonable and competitive.

Throughout this proxy statement, references to our Named Executive Officers (or “NEOs”) refer to Paul M. Bisaro, our President and Chief Executive Officer, R. Todd Joyce, our Executive Vice President and Chief Financial Officer, G. Frederick Wilkinson, our Executive Vice President, Global Brands, Sigurdur O. Olafsson, our Executive Vice President, Global Generics, and David A. Buchen, our Executive Vice President, General Counsel and Secretary.

Executive Summary

In 2011, the Company achieved net revenue and non-GAAP earnings per share growth of 28.5 percent and 39.5 percent, respectively. During the year, we continued our record of effectively executing our plans and realizing our financial and business objectives from 2010, during which we achieved net revenue and non-GAAP earnings per share growth of 27.7 percent and 12.5 percent, respectively. During 2011, we continued to expand and develop our Company’s global business, including through the acquisition of Specifar S.A. in May 2011. For a reconciliation of non-GAAP earnings per share to GAAP earnings per share, please see our Form 8-K dated February 14, 2012.

We believe that the structure and implementation of our compensation program for senior executives, including our Named Executive Officers, has helped to contribute to our strong performance.

The Compensation Committee regularly and systematically evaluates corporate, segment and individual performance to determine the proper structure and mix of executive compensation to support key financial and strategic business objectives. The Compensation Committee also works to ensure that the Company’s executive compensation is set at levels that are competitive relative to our peer companies. In addition, the Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks.

During 2011 we generally maintained our existing compensation programs and overall compensation approach, including allocating a significant percentage of our total compensation to annual cash incentives and long-term equity incentives. Changes of note to our 2011 compensation programs for our Named Executive Officers as compared to 2010 include (i) our decision to raise performance targets for our annual and long-term incentive plans based on the higher operating performance expectations for 2011; and (ii) revisions made to our long term equity incentive program to grant equity awards according to fixed dollar value guidelines rather than fixed share numbers with actual numbers of shares ultimately earned being determined on the basis of long term corporate performance, as measured by the Company’s one year financial performance in the case of Adjusted EBITDA Performance Awards (as defined below), and the Company’s relative total shareholder return against a defined peer company group over a three year period in the case of TSR Performance Awards (as defined below).

Shareholder Say-on-Pay Votes

At our 2011 stockholders meeting, we provided our shareholders with the opportunity to cast an annual advisory vote on executive compensation. Over 95% of the votes cast on this “2011 say-on-pay vote” were voted in favor of the proposal. We have considered the 2011 say-on-pay vote and we believe that overwhelming support of our shareholders for the 2011 say-on-pay vote proposal indicates that our shareholders are generally supportive of our approach to executive compensation. Thus we did not make changes to our executive compensation arrangements in response to the 2011 say on pay vote. In the future, we will continue to consider the outcome of our say-on-pay votes when making compensation decisions regarding the Named Executive Officers.

In addition, at last year’s Meeting 92% of the Company’s shareholders who cast an advisory vote regarding the frequency of future “say on pay” proposals by the Company voted in favor of having an annual “say on pay” vote. Accordingly, we intend to submit the Company’s executive compensation policies and practices for a non-binding advisory vote each year. This year’s “say on pay” proposal is Proposal 2 in this Proxy Statement, below.

Objectives of Named Executive Officer Compensation Program.

As noted above, the Compensation Committee’s primary objectives with respect to Named Executive Officer compensation continue to be to:

•	Tie a significant portion of our Named Executive Officers’ total compensation to the achievement of measurable individual and corporate performance goals;

•	Align our Named Executive Officers’ cash and equity incentives with Company performance and provide equity incentives that focus our executives’ efforts on the creation of stockholder value; and

•	Attract and retain the most talented and dedicated executives possible in a competitive labor market.

To these ends the Compensation Committee believes that the most effective executive compensation program is one that (i) links a significant portion of an executive’s total compensation to the achievement of specific individual and corporate performance goals, including annual and long-term strategic goals and (ii) provides such compensation in a mix of both cash and equity-based compensation such that our executives continue to have the creation of short- and long-term stockholder value as key objectives. The Compensation Committee evaluates individual, segment and corporate performance to determine the proper mix of executive total compensation with the goal of setting executive total compensation at levels the Compensation Committee believes are competitive relative to the total compensation paid to similarly situated executives of our peer companies.

As a result of our compensation objectives outlined above, we allocate a significant percentage of our total compensation to annual cash incentives and long-term equity incentives. We have no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Rather, the Compensation Committee continually reviews many factors, as discussed more fully below, to determine the appropriate level and mix of incentive compensation.

To implement the objectives above, our fiscal 2011 compensation for our Named Executive Officers consisted primarily of the following components (in addition to the retirement, health and welfare plans and programs in which all of our full-time U.S. employees participate and limited perquisites):

Base Salary

•	Provides Named Executive Officers with a degree of financial certainty and stability; and

•	Determined with reference to factors including level of responsibility, individual and Company performance, and peer company benchmarks.

Annual Cash Incentive Awards

•

Intended to directly link a significant amount of annual cash compensation that is at-risk and subject to achievement of measurable annual individual, business and strategic objectives and corporate and segment financial goals; and

•

Adjusted EBITDA is a primary company-wide measure as it facilitates analysis by management and investors in evaluating the Company’s performance and trends and in comparing our financial performance with that of other companies.

Long-Term Equity Incentives

•	Represent an essential tool for attracting and retaining talented professionals and managers.

•

The aggregate dollar value of annual equity awards granted to our NEOs is allocated in equal amounts among three types of grants: (i) time-based vesting restricted stock (size of grant based on individual performance, and not tied to specific financial targets), (ii) one-year Company performance-based vesting restricted stock units and (iii) three-year Company performance-based vesting restricted stock units.

•

Grants in the form of restricted stock units, with actual numbers of shares ultimately earned being determined in large measure on the basis of long term corporate performance, are intended to align interests of management and stockholders by focusing management’s attention on long-term growth and value creation.

Changes to Our Compensation Programs in 2011 and 2012.

The Compensation Committee designs our compensation program to motivate our Named Executive Officers to achieve short-and long-term financial and strategic goals, in addition to increasing stockholder value, without encouraging excessive risk-taking. The Compensation Committee, with the assistance of our senior management and external advisors including F.W. Cook, the Compensation Committee’s compensation consultant (as further described below), regularly evaluates and modifies our compensation programs in an effort to incorporate best practices.

In addition to our continued focus on pay-for-performance, in 2011, we also implemented certain modifications to our compensation programs for our Named Executive Officers and others designed to support our business objectives and increase shareholder value while managing risk, including:

•	A transition from fixed-share guidelines to fixed dollar value guidelines for equity awards;

•

An increased emphasis on performance-based vesting of equity awards, and on the long-term value created for our stockholders, by linking value of equity awards to annual Company financial performance (Adjusted EBITDA) and multi-year Total Shareholder Return relative to our peer company group;

•	Our maintenance of stock ownership guidelines for our executive officers and directors that require them to hold shares valued as a multiple of their salary; and

•	Applying a uniform approach to determining compensation for all of our NEOs including our CEO, as further described in this proxy statement.

In February 2012, the Compensation Committee determined that the peer group against which the Company’s performance would be measured for TSR Performance Awards granted after 2011 would be companies in the Standard & Poors 1500 Healthcare Index sharing the same six-digit Global Industry Classification number as that of the Company. This new peer group was selected in order to ensure that, in the future, the Company’s performance can be measured consistently and transparently over the long term against an appropriate index of companies in our industry. Using a peer group based on a relevant index as opposed to a smaller group of peer companies selected at the beginning of a given three year period will also enable us to avoid situations in which, at the end of a given three year period, our peer group of companies has either been significantly diminished as a result of industry consolidation, or as the businesses of members of the peer group evolve in ways that make them unsuitable for inclusion in our peer company group.

In 2012, we are also recommending that our stockholders vote to approve an Annual Incentive Plan which, if approved, is generally intended to allow incentive compensation paid under such Plan to covered employees to qualify as “qualified performance-based compensation” within the meaning of 162(m) of the Code. For more information, see Proposal 3 on page 51 of this proxy statement.

Determination of Compensation

Role of Executive Officers in Compensation Decisions

On an annual basis, in concert with our CEO, our Named Executive Officers engage in a process whereby they each set corporate, segment and individual performance goals for the year to come. Following the completion of our fiscal year, our Named Executive Officers formally assess the extent to which each executive believes his goals were met. Our chief executive officer reviews and discusses these self-assessments with each of our Named Executive Officers and, with the assistance of our human resources department, makes recommendations to the Compensation Committee concerning compensation of the Named Executive Officers. While the Compensation Committee considers these recommendations in determining base salaries, cash incentive awards and equity-based awards for our Named Executive Officers, it may modify any such recommendations in its discretion. Our Human Resources department also works closely with the Compensation Committee and its compensation consultant, Frederic W. Cook & Co., Inc. (as further described below), to ensure that the Compensation Committee is provided with appropriate information upon which to base its decisions.

Independent Compensation Advisor

The Compensation Committee engaged Frederic W. Cook & Co., Inc. (“F.W. Cook”), an independent executive compensation consulting firm, to advise the Compensation Committee on matters related to chief executive officer and other executive compensation with respect to 2011. In this capacity, F.W. Cook conducted a benchmark review of our compensation program for all executive officers to assist the Compensation Committee in setting target compensation levels for 2011.

Working with F.W. Cook, the Compensation Committee compared the elements (such as base salary, target bonus opportunity and long term incentives) of our total compensation program against programs provided for similarly situated executives among a peer group of companies, as discussed more fully below.

In December 2010, F.W. Cook conducted a competitive pay assessment of the compensation of our Named Executive Officers relative to that provided to similarly-situated executives among the following thirteen peer companies:

Allergan, Inc.	King Pharmaceuticals, Inc.
Biogen Idec Inc.	Medicis Pharmaceutical Corp. (“Medicis”)
Cephalon, Inc.	Mylan Laboratories Inc. Perrigo Company
Endo Pharmaceuticals Inc.	Valeant Pharmaceuticals International, Inc.
Forest Laboratories, Inc.	Warner Chilcott PLC
Genzyme Corporation
Hospira, Inc.

Our selection criteria for peer companies generally require that they be public companies competing primarily in the pharmaceutical sector with between 50% and 200% of our revenue or our market capitalization at the time of the study. Certain peer companies that fall outside this size range may still be included in the peer group if they are very similar to us in terms of business model, industry, and scope of operations.

The Compensation Committee does not rely exclusively on peer company compensation comparisons and considers an individual’s experience and market factors on a case-by-case basis. The Company supplements the peer group proxy analysis with data from other compensation surveys that is drawn from numerous companies (presented in aggregated form) in connection with its competitive analysis. The survey data used by the Committee in December, 2010 represented the average of Towers Watson Pharmaceutical Survey and Radford Survey, and was interpolated by F.W. Cook based on each executive’s revenue responsibility.

In assessing competitiveness, F.W. Cook generally considered if a Named Executive Officer’s target compensation was within, above or below the range of competitive market practices. That competitive range was defined as: each of (a) base salary, (b) target total cash compensation and (c) target total direct compensation being within 15% of the median of the peer group. F.W. Cook’s December 2010 study indicated that target compensation levels for our Named Executive Officers compared to this competitive range as shown in the table below. The Compensation Committee does not rely exclusively on peer company compensation comparisons and considers an individual’s experience and market factors on a case-by-case basis.

Named Executive Officer and Title	Base Salary	Target Total Cash Compensation(1)	Target Total Direct Compensation(2)
Paul M. Bisaro	Within	Within	Below
President and Chief Executive Officer

R. Todd Joyce	Within	Below	Below
Executive Vice President and Chief Financial Officer

G. Frederick Wilkinson	Above	Above	Within
Executive Vice President, Global Brands

Sigurdur O. Olafsson	Above	Above	Within
Executive Vice President, Global Generics

David A. Buchen	Within	Within	Below
Executive Vice President, General Counsel and Secretary

(1)	Target Total Cash Compensation equals base salary plus target annual cash incentive compensation.

(2)

Target Total Direct Compensation equals target Total Cash Compensation plus the expected value of long-term incentive grants, including the expected value of stock options estimated in accordance with Financial Accounting Standards Board Accounting Standards Codification 718 “Compensation — Stock Compensation” as-reported values, restricted stock, and long-term performance plan awards.

2011 Executive Compensation Components

Base Salary

Base salary provides our Named Executive Officers with a degree of financial certainty and stability. In setting base salaries and determining merit increases for our Named Executive Officers the Compensation Committee takes into account a variety of factors, including:

•	level of responsibility;

•	individual and team performance;

•	internal review of the Named Executive Officer’s compensation, individually and relative to our other officers and executives with similar responsibilities within the Company; and

•	general levels of salaries and salary changes relative to our other officers and executives with similar responsibilities at peer group companies;

With regard to individual and team performance, the Compensation Committee relies to a large extent on our chief executive officer’s evaluation of each other Named Executive Officer’s individual performance. Salary levels are typically reviewed annually as part of our performance review process as well as upon a promotion or other change in job responsibility. Merit based increases to the salaries of our Named Executive Officers are based on the Compensation Committee’s and the chief executive officer’s assessment (other than for himself) of the individual’s performance and market conditions.

After taking into consideration (a) the factors listed above, (b) the December 2010 F.W. Cook competitive pay assessment, (c) the recommendations from our chief executive officer in the case of the other Named Executive Officers, in 2011, the Compensation Committee increased Mr. Bisaro’s base salary by 20.0%, Mr. Wilkinson’s base salary by 3.0%, Mr. Joyce’s base salary by 4.0%, Mr. Olafsson’s base salary by 1.7%, and Mr. Buchen’s base salary by 3.0%.

Annual Cash Incentive Awards

The purpose of our annual cash incentive program is to provide cash compensation on an annual basis that is at-risk and contingent on the achievement of measurable annual individual objectives and corporate and segment financial goals. These cash incentives are intended to link a substantial portion of executive compensation to our performance and provide executive officers with a competitive level of compensation if they achieve their objectives.

Each year, the Compensation Committee adopts guidelines pursuant to which it calculates the annual cash incentive awards available to our Named Executive Officers, subject to the Compensation Committee’s oversight and modification. The Compensation Committee believes that our annual incentive program provides our Named Executive Officers with a team incentive to both enhance our financial performance and perform at the highest level. The terms of these programs are not contained in a formal written plan.

Annual Cash Incentive Awards for our Named Executive Officers

The Compensation Committee met in March 2011 to discuss the annual cash incentive program for each of our Named Executive Officers for fiscal year 2011. At this meeting, the Compensation Committee reviewed the then-most recent F.W. Cook competitive pay assessment for its Named Executive Officers from December 2010.

Corporate Financial Performance.    The bonus actually paid to our Named Executive Officers depended primarily on our Corporate Financial Performance in 2011 as measured by the pre-established Adjusted EBITDA targets described below. The Compensation Committee also considered our historical and projected revenues and Adjusted EBITDA relative to the appropriate cash incentives for our NEOs to achieve those projections. For the purpose of measuring “Corporate Financial Performance,” “Adjusted EBITDA” meant our earnings before interest, taxes, depreciation and amortization, adjusted for share-based compensation, acquisition or licensing related charges, restructuring charges, litigation gains or losses, charges associated with our global supply chain initiative, non-cash charges, gains or losses on debt repurchase, gains or losses on sales of operating assets or securities and such other special items as determined at the discretion of our Board of Directors. The Adjusted EBITDA targets for the Company and its main business segments are pre-established by the Compensation Committee at the commencement of the year. A reconciliation of Adjusted EBITDA to net income for the year ended December 31, 2011 can be found on our Current Report on Form 8-K furnished to the SEC on February 14, 2012.

The Compensation Committee believes that Adjusted EBITDA is the best indicator of Corporate Financial Performance because it facilitates analysis by management and investors in evaluating the Company’s financial performance and comparing it against companies in its peer group. The Compensation Committee used a performance grid that established various Adjusted EBITDA milestones necessary for full or partial funding of the annual incentive award for Corporate Financial Performance. Based on the Company’s 2011 actual Adjusted EBITDA of $1.1 billion and target Adjusted EBITDA of $955.6 million, annual incentive awards for Corporate Financial Performance were funded at 124.0% of target bonus opportunity. Between threshold and maximum funding were intermediate levels of funding that were generally proportionate to corresponding Adjusted EBITDA milestones, though with a relatively larger reduction in funding for a failure to achieve a given milestone below the annual target.

Segment Contribution.    In addition to evaluating Corporate Financial Performance as described above, the contribution to our overall corporate financial performance by our Global Generics, Global Brands and

Distribution business segments (which we refer to as “Segment Contribution.”) is given significant weight in determining the overall cash incentive award available to members of these business segments, including Mr. Wilkinson and Mr. Olafsson. This weighting recognizes that each business segment has its own measures of performance and achievement that may differ from overall corporate measures or from the measures used by our other segments. Because their responsibilities relate to the Company as a whole rather than a particular business segment, the actual bonus for each of our Named Executive Officers other than Mr. Wilkinson and Mr. Olafsson is based on Corporate Financial Performance, without reference to the performance of a specific business segment. As a result, the initial adjustment to the target bonus for each of our Named Executive Officers other than Messrs. Wilkinson and Olafsson is made on the basis of a multiple reflecting only Corporate Financial Performance. In the case of Messrs Olafsson and Wilkinson, however, 50% of their respective bonus opportunity is based on our overall Corporate Financial Performance and 50% is based on the contribution of the business segment which he leads. Accordingly, the target bonus amount for each of Messrs. Olafsson and Wilkinson is first adjusted by a blended multiple reflecting, on a 50-50 basis, actual corporate financial performance and the financial performance of the Global Brands segment.

The Compensation Committee believes that using these relative measures of performance is key to specifically rewarding the performance of our executives in these segments. For the purpose of measuring Segment Contribution, “Adjusted Contribution” meant a business segment’s contribution to our operating profit as reported in our filings with the SEC adjusted for any reconciling item of the relevant segment that was excluded in determining Adjusted EBITDA. In determining the portion of a Named Executive Officer’s annual incentive award attributable to Adjusted Contribution, the Compensation Committee uses a performance grid that establishes threshold, target and maximum contribution levels for each of our business segments. The Target Adjusted Contribution level in 2011 was set above actual Adjusted Contribution in fiscal 2010 for both the Generic and the Global Brands business segments. Based on the Global Brands business segment’s actual Adjusted Contribution in 2011 of $104.7 million and target 2011 Adjusted Contribution of $109.2 million, the portion of Mr. Wilkinson’s annual incentive award based on the financial performance of the Global Brands business segment was funded at 90.5% of target bonus opportunity. Based on the Global Generics business segment’s actual Adjusted Contribution in 2011 of $1.17 billion and target 2011 Adjusted Contribution of $988.1 million, the portion of Mr. Olafsson’s annual incentive award based on the financial performance of the Global Generics business segment was funded at 127.0% of target bonus opportunity.

Individual Performance.    In addition to the importance of Corporate Financial Performance and Segment Contribution, the Compensation Committee also recognizes that individual performance is a key element to consider in determining the overall cash incentive award available to an executive. To this end, our chief executive officer reviews the performance of each of our executive officers (other than himself) on the basis of specific objective and subjective factors and, with the assistance of our human resources department, makes recommendations to the Compensation Committee concerning compensation of the Named Executive Officers, including with respect to adjustments to their target cash bonus payments. In 2011, such adjustment to reflect individual performance could have been a multiplier ranging from 0% to 150% of a Named Executive Officer’s actual bonus (per the corporate and segment results as discussed above) in determining the annual cash incentive award earned by each of our Named Executive Officers. While the Compensation Committee considers these recommendations in determining annual cash incentive awards, it may modify any such recommendations at its discretion.

Thus, after adjusting their respective target cash incentive awards for Corporate Financial Performance and, as applicable, Segment Contribution, the final bonus payable to each Named Executive Officer is then subject to further adjustment, based on a multiplier of 0% to 150% of the target bonus opportunity to reflect the evaluation of the individual performance of the Named Executive Officer during 2011 as determined by our chief executive officer (other than with respect to himself), which we refer to as “Individual Performance.” Our CEO’s evaluation of each Named Executive Officer’s Individual Performance is based on a combination of subjective and objective performance measures relating to overall corporate and segment performance. No specific weight is assigned to any of these measures.

Annual Cash Incentive Award for our Chief Executive Officer

With respect to our CEO, at its March 2011 meeting the Compensation Committee reviewed the then-most recent F.W. Cook competitive pay assessment for chief executive officers from December 2010, which reflects the fact that the median target bonus payment for chief executive officers of companies in our peer group in that assessment was 100% of their base salary. Mr. Bisaro’s target bonus has historically been set at approximately 100% of his salary and the Compensation Committee determined that this continued to be an appropriate amount on the basis of the F.W. Cook competitive pay assessment.

Based on the factors above, after reviewing the then-most recent F.W. Cook competitive pay assessment for its chief executive officer from December 2010 — which reflects the fact that the median target bonus payment for chief executive officers of companies in our peer group in that assessment was 100% of their base salary — the Compensation Committee adopted an annual cash incentive program pursuant to which Mr. Bisaro was eligible to receive a target cash bonus of $1,200,000. This amount reflects a target bonus amount based upon our financial performance in 2011 as measured by Adjusted EBITDA against pre-established targets, subject to further adjustment by the Compensation Committee of between 0% and 150% based on its assessment of Mr. Bisaro’s individual performance in 2011 in:

•	Establishing, refining and implementing strategies to develop and grow our Global Generic, Global Brands and Distribution business segments;

•	Implementing our cost improvement initiatives, including the integration of our offshore operations;

•	Improving our quality systems and procedures;

•	Identifying and retaining key executives, recruiting key executives and developing succession plans for our senior leaders;

•	Achieving success in new business strategies both globally and in biologics;

•	Effectively communicating with stockholders and prospective stockholders concerning our business; and

•	Such other relevant factors as the Compensation Committee may in its discretion determine.

In March 2012, the Compensation Committee evaluated Mr. Bisaro’s performance under the measures above. Based on our actual Adjusted EBITDA for 2011 of $1.1 billion, compared to target Adjusted EBITDA of $955.6 million, and the Compensation Committee’s evaluation of Mr. Bisaro’s achievement of the goals above, the Compensation Committee awarded a cash incentive bonus totaling $2.0 million to Mr. Bisaro for performance in 2011 of which $1,488,000 was based on the Company’s financial performance as measured by Adjusted EBITDA, and $512,000 was based on his individual performance.

The Compensation Committee also determined the annual cash incentive program for Mr. Bisaro for fiscal year 2012. Specifically, under the 2012 program, Mr. Bisaro will be eligible to receive a target cash bonus of $1.2 million subject to adjustment of between 0% and 150% based upon our financial performance in 2012 as measured by Adjusted EBITDA. Mr. Bisaro’s actual bonus with respect to 2012 will be further subject to adjustment by the Compensation Committee to be between 0% and 150% of this amount based on the Compensation Committee’s assessment of Mr. Bisaro’s success in implementing the following strategic goals for 2012:

•	Continuing to establish, refine and implement strategies to develop and grow our Global Generic, Global Brands Distribution and Biosimilars business segments;

•	Ensuring that the Company continues to successfully integrate acquisitions seamlessly, while capturing appropriate synergies and driving stockholder value;

•	Maintaining and continuously improving the Company’s quality systems;

•	Continuing to identify and retain key executives, recruit key executives and develop succession plans for our senior leaders; and

•	Continuing to effectively communicate with stockholders and prospective stockholders concerning our business.

The Compensation Committee will determine whether and to what extent a bonus will be paid to Mr. Bisaro for fiscal year 2012 after the end of 2012.

Annual Cash Incentive Awards for our other Named Executive Officers

At its March 2011 meeting, the Compensation Committee also discussed the annual cash incentive program for each of our Named Executive Officers besides our chief executive officer, for fiscal year 2011. At this meeting, the Compensation Committee reviewed the then-most recent F.W. Cook competitive pay assessment for our Named Executive Officers from December 2010. Based on this review and additional updated information provided by F.W. Cook in early 2011, the Compensation Committee established 2011 annual cash bonus targets for each of our Named Executive Officers expressed as a percentage of such Named Executive Officer’s base salary. In addition to setting Mr. Bisaro’s cash bonus target at 100% of his base salary, as described above, the resulting target bonus percentage was set at 70% for each of our other Named Executive Officers.

In March 2012, the Compensation Committee awarded cash bonuses in accordance with the objective results and factors discussed above to Mr. Joyce of $426,566, Mr. Wilkinson of $468,835, Mr. Olafsson of $639,072, and Mr. Buchen of $487,409.

Our 2012 cash incentive award program is substantially similar to our 2011 program, but features financial targets and thresholds for Adjusted EBITDA and segment contribution based on our 2012 operating plan as approved by our Board of Directors. Meeting and exceeding these targets will require consistent and superior performance by us, each of our business segments and our Named Executive Officers.

Long-Term Equity Incentives

The Compensation Committee believes that long-term equity-based incentive awards provide a valuable tool for aligning the interests of management with our stockholders and focusing management’s attention on our long-term growth. In addition, the Compensation Committee believes that equity-based awards are essential to attract and retain the talented professionals and managers needed for our continued success. Our Named Executive Officers generally receive equity based grants when they join us, upon promotions and annually thereafter as part of the Compensation Committee’s determination of the executive officers’ annual total compensation. Annual equity grants are determined in the first quarter of each calendar year. All equity awards are approved before or on the date of grant. In determining the size of equity-based grants, the Compensation Committee considers the number of shares available under the Amended and Restated 2001 Incentive Award Plan of Watson Pharmaceuticals, Inc. (the “Incentive Award Plan”), the potential dilutive impact of such grants on our stockholders, the individual’s position with us, the appropriate allocation of such grants based on individual and corporate performance, and the level of grants awarded by our peers.

Prior to 2011, we granted two classes of restricted stock awards: (1) “Time Awards” that are based on individual and corporate performance factors and (2) “Performance Awards” pursuant to which each Named Executive Officer has the right to receive a number of shares of restricted stock granted after year end based on our performance against the same Adjusted EBITDA targets upon which our annual cash incentive compensation program is based. Any restricted stock issued pursuant to a Performance Award vests on the same basis as the Time Awards. Commencing in 2011, while we continue to grant awards that are similar to our pre-2011 Time Awards and Performance Awards, we further developed our approach to equity compensation by, among other things, (i) granting awards based on fixed dollar value rather than fixed share guidelines and (ii) linking the number of shares actually earned even more strongly to financial performance and the creation of long-term shareholder value by granting TSR Performance Awards, a new type of restricted stock unit award tied to the Company’s total shareholder return over a three year period. For more information, see the discussion under “2011 Changes to the Company’s Long-Term Equity Incentive Program,” below.

2011 Changes to the Company’s Long-Term Equity Incentive Program

In 2011, the Compensation Committee, with the advice and assistance of F.W. Cook and senior management, adopted changes in the design of our long-term equity incentive program designed to, among other things, transition from a system of granting equity awards according to fixed share number guidelines to a system of granting awards according to fixed dollar value guidelines for the equity awarded. We shifted to fixed dollar awards to create better alignment between the intended target value of awards and the value actually delivered on the grant date. Our new equity incentive program also places a strong emphasis on earning awards based on pre-established performance criteria for our senior executives by linking the number of shares that they can earn to not only our Adjusted EBITDA performance, but also to our relative total shareholder return over a three year period. Use of these measures balances operational and market performance and ensures that performance against each measure has a significant effect on earned compensation. This mix focuses the executive on the Company’s strategic business goal of cash generation as well as the Company’s performance compared to a broad index of companies.

Beginning in 2011, our senior management received equity awards of an aggregate target dollar value based on dollar value guidelines reflecting peer company group compensation data prepared by F.W. Cook, subject to adjustment for individual performance. In the case of each of our Named Executive Officers, the aggregate dollar value of their equity award will be allocated in generally equal amounts among three types of grants: (i) time-based vesting restricted stock, (ii) one-year Company performance-based vesting restricted stock units and (iii) three-year Company performance-based vesting restricted stock units. We discuss each of these types of grants below. Our shares of restricted stock generally have restrictions on resale that lapse on the second and fourth anniversaries of the grant date. On each of those dates 50% of the total award’s restrictions on resale lapse, contingent on the continued employment with us by the Named Executive Officer during the restriction period.

2011 Time Awards.    One third of the aggregate dollar value of our NEO’s annual equity awards granted in 2011 was in the form of time-based vesting restricted stock awards. The actual number of shares granted was determined on the basis of the Company’s closing stock price on the date the grants are determined by the Compensation Committee. Once granted, the awards will vest based solely on continued service with the Company, with 50% vesting on each of the second and fourth anniversaries of the grant date.

2011 Adjusted EBITDA Performance Award.    One third of the aggregate dollar value of our NEO’s annual equity awards granted in 2011 was in the form of one-year Company performance restricted stock unit grants (each, an “Adjusted EBITDA Performance Award”), which are similar to the Performance Awards granted in 2010. The Adjusted EBITDA Performance Award are earned based on Adjusted EBITDA performance against target during 2011. The number of shares that can be earned may range from 0% to 150% of the target, depending on performance (with interpolation between performance levels) as follows:

•	Performance below a base threshold of Adjusted EBITDA would result in no shares being earned;

•	Performance at the base threshold of Adjusted EBITDA would result in 50% of the target shares being earned;

•	Performance at target Adjusted EBITDA would result in 100% of the target shares being earned; and

•	Performance at the upper threshold of Adjusted EBITDA would result in a maximum of 150% of the target shares being earned.

Once earned, Adjusted EBITDA Performance Awards will continue to be subject to time based vesting of 50% on each of the second and fourth anniversaries of the beginning of the 1-year performance period (which equates to one and three years following the conclusion of the 1-year performance period, respectively).

2011 TSR Performance Award.    One third of the aggregate dollar value of our NEO’s annual equity awards granted in 2011 was in the form of restricted stock unit awards to be earned on the basis of the Company’s three-year share price performance against the share price performance of the Company’s peer company group as identified in the Company’s annual proxy statement (each a “TSR Performance Award”). The performance metric for the TSR Performance Awards granted in 2011 will be the Company’s relative Total Shareholder Return (“TSR”) for the 3-year performance period from January 2011 through December 2013 against the Company’s peer company group as identified in the Company’s 2011 annual proxy statement. The Company’s “TSR” refers to the Company’s share price performance (and dividends, if any) ranked relative to the performance of its peer company group during the relevant period. Earned TSR Performance Awards vest at the end of the 3-year performance period and will be settled as soon as administratively feasible thereafter. The number of shares that may be earned may range from 0% to 150% of the target, depending on performance (with linear interpolation between performance levels) as follows:

•	Performance below a base threshold of TSR of the 25th percentile of the peer company group would result in no shares being earned;

•	Performance at the base threshold of TSR of the 25th percentile of the peer company group would result in 25% of the target shares being earned;

•	Performance at target TSR of the 50th percentile of the peer company group would result in 100% of the target shares being earned; and

•	Performance at the upper threshold of TSR of the 75th percentile of the peer company group would result in a maximum of 150% of the target shares being earned.

In the event that the Company has a negative TSR at the end of the three-year performance period, then the maximum number of shares that could be earned, regardless of the Company’s TSR relative to its peer company group, would be 100% of target.

To assist in the tax deductibility of the awards under Section 162(m) of the Code, the performance goals for each year’s award are required to be established within the first 90 days of the applicable performance period. The Compensation Committee’s decision with regard to performance metrics affects only the current year awards, and may be changed for future awards.

New Hire and Promotion-related Awards

In 2011, Messrs. Buchen and Joyce were each granted equity awards of 3,594 shares of Company restricted stock in connection with their promotions to Executive Vice President, General Counsel, Secretary and Executive Vice President and Chief Financial Officer, respectively.

Stock Options

Prior to 2008, we awarded stock options with an exercise price equal to the closing price of our common stock on the NYSE on the day of the award grant, in accordance with the terms of our Incentive Award Plan. These options generally have a term of 10 years and generally were subject to a four-year ratable vesting schedule. Vesting rights cease upon termination of employment (except in the case of a qualifying termination in connection with a change-in-control, in which case vesting rights accelerate upon termination of employment) and exercise rights generally cease ninety (90) days after the date of termination, except in the case of death (subject to a one year limitation), disability or, in certain cases, retirement In addition, stock options granted in 2005 and 2006 to employees at the level of Vice President and above with a minimum of five years of service with us remain exercisable for two years after the date of termination. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents.

We have not granted any options to any Named Executive Officers since 2007.

We believe the term and vesting schedule of our stock options, and the vesting schedule for our restricted stock and restricted stock unit awards, provide additional incentive to management to remain with the Company and to focus on long-term growth and corporate financial performance.

Stock Ownership Guidelines

As noted above, the Compensation Committee believes that equity-based awards provide a valuable tool for aligning the interests of management with our stockholders and focusing management’s attention on our long-term growth. In addition, the Compensation Committee believes that equity-based awards are essential to attract and retain the talented professionals and managers needed for our continued success. In order to better align the interests of our Board and management with those of our stockholders in a fair and reasonable manner, as well as to implement what we believe is a corporate governance “best practice,” we adopted stock ownership guidelines for our senior executives in 2011. Our ownership guidelines require our (i) chief executive officer to hold stock in the Company in an amount at least equal in value to four times his base salary; (ii) executive vice presidents (including Messrs. Wilkinson, Joyce, Buchen and Olafsson) to hold stock in the Company in an amount at least equal in value to twice their base salary and (iii) senior vice presidents to hold stock in the Company in an amount at least equal in value to their base salary. Under our guidelines, vested and unvested restricted stock, as well as shares of stock actually owned by a director or an executive, are included in the calculation. Our Named Executive Officers are all currently in compliance with the Company’s stock ownership guidelines.

Perquisites and Other Personal Benefits

We provide our Named Executive Officers with perquisites and other personal benefits that are believed to have a business purpose and be reasonable and consistent with our overall compensation program and better enable us to attract and retain superior employees for key positions. The Compensation Committee believes these benefits and perquisites provide a more tangible incentive with a greater perceived value than an equivalent amount of cash compensation. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to our Named Executive Officers.

The Named Executive Officers are provided with a monthly car allowance, mandatory annual physical exams, reimbursement for financial planning assistance and participation in the plans and programs described below under the heading “Other Benefits — Generally Available Benefits.” Upon relocation, Named Executive Officers may receive, at the discretion of the Compensation Committee, relocation benefits pursuant to applicable Company policies. In 2011, Mr. Buchen received such relocation benefits. The Company believes that providing such relocation benefits (i) is consistent with market practices and (ii) supports its goal of fostering cohesion and communication among its senior executives. The car allowance is intended to cover expenses related to the lease, purchase, insurance and maintenance of a vehicle. It is provided in recognition of the need to have executive officers visit customers, business partners and other stakeholders in order to fulfill their job responsibilities. The mandatory annual physical exams are required to monitor the physical health of our executives and to discover potential health issues that could interfere with their duties at the company. The financial planning assistance covers expenses resulting from financial, estate and tax planning. We believe that it is in its best interest for the executives to have professional assistance in managing their total compensation so that they can focus their full attention on growing and managing the business. All taxes payable on the value of the benefits described above (other than with respect to relocation expenses incurred pursuant to the Company’s broad-based relocation policy) are borne by the recipient of such benefits.

Other Benefits

Generally Available Benefits

We provide the following benefits to our Named Executive Officers generally on the same basis as the benefits provided to all employees:

•	Health, dental and vision insurance;

•	Life insurance;

•	Short- and long-term disability;

•	Educational assistance; and

•	401(k) plan.

Executive Compensation Deferral Program

Our Named Executive Officers, in addition to certain other U.S.-based eligible management level employees, are entitled to participate in our Executive Deferred Compensation Plan. We believe that, because the Company does not offer a defined benefit pension plan, such a deferred compensation arrangement should be included as a component of a market competitive compensation program to assist participants in planning and saving for their retirement. Pursuant to our Executive Deferred Compensation Plan, eligible employees may defer from 1% to 80% of their salary and from 1% to 80% of their annual cash incentive award, if any.

We match 50% of the first 2% an employee defers in accordance with this Plan. Vesting of the matched amount is based on an employee’s years of service with us. If an employee has been with us for less than one year, none of the matched amount is vested. Vesting thereafter occurs 33% per year, such that employees who have been with us for more than 3 years are 100% vested in the matched amount.

All contributions to our Executive Deferred Compensation Plan have a guaranteed fixed interest rate of return. This guaranteed rate is adjusted annually based on the Prime interest rate published in the Wall Street Journal on the first business day of November 2010 for the 2011 plan year. In 2011, the guaranteed interest rate was 3.25%.

Severance Benefits

Termination of each of our Named Executive Officer’s employment can occur at any time with or without cause, or by reason of death or disability. Additionally, each Named Executive Officer may voluntarily resign at any time with or without good reason. Pursuant to each of our Named Executive Officer’s respective employment agreement or other terms of employment, in the event of termination of employment without cause, or if the Named Executive Officer resigns for good reason, we will provide the Named Executive Officer with severance compensation and benefits, including a lump sum severance payment (based on a multiple of the executive officer’s salary and, in the case of Messrs. Bisaro, Joyce and Buchen, their bonus), continued group health insurance benefits for two years and (other than with respect to Messrs. Bisaro and Joyce, who would be covered for 18 months) outplacement services for certain periods subsequent to the executive officer’s termination. The severance benefits are designed to retain our executive officers by providing them with security in the event of a termination of employment without cause or resignation for good reason.

In addition to the severance benefits discussed above, if we experience a change-in-control, and if a Named Executive Officer is terminated without cause or resigns for good reason within ninety (90) days prior to or up to twenty-four (24) months following such change-in-control, our employment agreements with our Named Executive Officers provide for the immediate vesting of any unvested options, restricted stock and restricted stock units held by such Named Executive Officer. The cash and equity-based benefits are only payable upon a double trigger — there must be a change-in-control and a termination or resignation for good reason. We believe this approach to be in our best interests in that it (1) provides a retention incentive to our Named Executive Officers who may be faced with the potential of job loss following a change-in-control and (2) affords any successor entity the opportunity to retain any or all Named Executive Officers following such a change-in-control.

In the event of a termination as a result of a change-in-control of the Company, each of Messrs. Bisaro, Joyce and Buchen is also entitled to receive a gross-up payment to compensate for any excise tax imposed on the Named Executive Officer under the Code. Each of these executives’ employment agreements were entered into prior to 2011, and none were amended in 2011.

Recoupment of Incentive Compensation

Pursuant to Mr. Bisaro’s employment agreement with the Company, in the event of a significant restatement of the Company’s financial statements (other than due to a change in generally accepted accounting rules or their interpretation by the Company’s auditors, or as a result of events the Board determines were beyond Mr. Bisaro’s control and responsibility) occurring at any time up to three years following the termination of Mr. Bisaro’s employment with the Company, the Board will review all compensation that was made to the Executive on the basis of having met or exceeded specific performance targets for performance periods beginning after January 1, 2007 which occur during the restatement period. To the extent permitted by applicable law, the Board will seek to recoup from Mr. Bisaro the amount by which his incentive compensation for the relevant period exceeded the lower payment he would have received based on the restated financial results on a net after-tax basis, plus a reasonable rate of interest; provided, however, that the Board shall not seek to recoup incentive compensation paid more than three (3) years before the date such restatement is disclosed. The foregoing would apply to amounts received by Mr. Bisaro in the form of both his annual cash incentive award and his performance-based equity awards.

Tax Considerations

Policy on Deductibility of Executive Compensation

Section 162(m) of the Code provides a $1,000,000 deduction limit on compensation paid to the reporting executives of publicly held corporations, unless the compensation qualifies as “qualified performance-based compensation” based on certain performance, disclosure, stockholder approval and other requirements being met. The awards granted under our equity incentive plan generally comply with these performance-based compensation requirements. We have not historically designed our long-term equity incentives and our annual cash incentive award programs to comply with the performance-based compensation requirements. However, in 2012, we are recommending that our stockholders vote to approve an Annual Incentive Plan which, if approved, is generally intended to allow compensation paid under such Plan to covered employees to qualify as “qualified performance-based compensation” within the meaning of 162(m) of the Code. For more information, see Proposal 3 on page 51 of this proxy statement. In addition to the proposed Annual Incentive Plan, we periodically review the potential consequences of Section 162(m) and may structure the performance-based portion of our executive compensation to comply with certain exemptions of Section 162(m). However, we reserve the right to use our judgment to authorize compensation payments that do not comply with the exemptions of Section 162(m) when we believe that such payments are appropriate and in the best interests of our stockholders.

Nonqualified Deferred Compensation

Section 409A of the Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including the Named Executive Officers, so that they are either exempt from, or satisfy the requirements of, Section 409A. With respect to our compensation and benefit plans that are subject to Section 409A, in accordance Section 409A and regulatory guidance issued by the Internal Revenue Service (“IRS”), we are currently operating such plans in compliance with Section 409A based upon our good faith, reasonable interpretation of the statute and the IRS’s regulatory guidance.

Change-in-Control Payments

Sections 280G and 4999 of the Code impose certain adverse tax consequences on compensation treated as excess parachute payments. An executive is treated as having received excess parachute payments if he receives compensatory payments or benefits that are contingent on a change-in-control, and the aggregate amount of such payments and benefits equal or exceeds three times the executive’s “base amount” pursuant to Section 280(G) of the Code. The portion of the payments and benefits in excess of one times the base amount are treated as excess parachute payments and are subject to a 20% excise tax, in addition to any applicable federal income and employment taxes. Also, our compensation deduction in respect of the executive’s excess parachute payments is disallowed. If we were to be subject to a change-in-control, certain amounts received by our executives (for example, amounts attributable to the accelerated vesting of stock options) could be excess parachute payments under Sections 280G and 4999 of the Code. As discussed below under “Potential Payments Upon Termination or Change-in-Control,” we provide certain of our executive officers with tax gross up payments in the event of a change-in-control, but did not enter into or materially amend any such agreements in 2011.

Risk Oversight; Assessment of Compensation Risk

The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks. The full Board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports from the appropriate “risk owner” within the organization to enable it to understand our risk identification, risk management and risk mitigation strategies. When a committee receives the report, the Chairman of the relevant committee reports on the discussion to the full Board during the next Board meeting. This enables the Board and its committees to coordinate their oversight of risk and identify risk interrelationships. Pursuant to its charter, the Audit Committee is responsible for discussing with management the Company’s major areas of financial risk exposure, and reviewing the Company’s risk assessment and risk management policies. The Board does not believe that its role in the oversight of the Company’s risks affects the Board’s leadership structure.

The Compensation Committee, with the assistance of senior management and our independent compensation consultant, reviewed the elements of employee compensation to determine whether any portion of employee compensation encouraged excessive risk taking. Among other things, it considered the following:

•	The Company has a balanced mix of annual and longer-term incentive opportunities so that executives’ motivations for short-term performance are balanced by longer-term considerations.

•	Significant weighting towards long-term incentive compensation composed of restricted stock and restricted stock units helps to discourage short-term risk taking.

•	Goals are appropriately set to be sufficiently challenging but also reasonably achievable with good performance.

•	Reasonable incentive award maximums set by the Compensation Committee are in place.

•	The design of the Company’s incentive award program avoids steep payout cliffs at certain performance levels that may encourage short-term business decisions to meet payout thresholds.

•

To reduce the tendency of formulae and other objective financial performance measures to encourage short-term or excessive risk-taking, compensation decisions are not based solely on the Company’s financial performance, but also on subjective considerations, which account for non-financial performance and judgment.

•

As a pharmaceutical products business, the Company does not face the same level of risks typically associated with compensation for employees at companies in industries such as financial services, insurance and trading.

•	The Company adopted stock ownership guidelines for its senior executives effective commencing in 2011.

Based on the above, we have determined that risks arising from these policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. In addition, the Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of Watson has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

THE COMPENSATION COMMITTEE

Ronald R. Taylor, Chairman

Christopher W. Bodine

Michael J. Fedida

Catherine M. Klema

SUMMARY COMPENSATION TABLE

The following table sets forth certain information regarding the annual and long-term compensation for services rendered to the Company in all capacities with respect to the fiscal year ended December 31, 2011 of our Named Executive Officers. For purposes of determining the three most highly compensated executive officers, the amounts shown in column (g) below were excluded.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

Paul M. Bisaro President and Chief Executive Officer	2011	1,153,846	—	4,663,373	2,000,000	—	52,122	7,869,341
	2010	1,000,000	400,000	3,073,978	1,100,000	—	43,364	5,617,342
	2009	1,038,462	250,000	1,944,943	1,000,000	—	43,775	4,277,180

R. Todd Joyce Executive Vice President and Chief Financial Officer	2011	472,881	—	1,364,708	426,566	—	32,340	2,296,495
	2010	452,911	—	417,093	273,765	—	120,569	1,264,338
	2009	359,907	25,000	439,905	238,383	—	35,921	1,099,116

G. Frederick Wilkinson Executive Vice President Global Brands	2011	620,292	—	1,399,021	468,835	—	32,086	2,520,234
	2010	604,846	—	750,768	398,057	—	27,921	1,781,592
	2009	173,077	—	546,450	114,626	—	564,531	1,398,684

Sigurdur O. Olafsson(7) Executive Vice President Global Generics	2011	658,712	350,000	1,399,021	639,072	—	25,949	3,072,754
	2010	220,000	100,000	1,103,750	150,267	—	10,625	1,584,642
	2009	—	—	—	—	—	—	—

David A. Buchen Executive Vice President, General Counsel and Secretary	2011	541,481	—	1,364,708	487,409	—	68,310	2,461,908
	2010	526,850	—	625,640	330,195	—	23,979	1,506,664
	2009	534,410	—	395,861	270,246	—	26,647	1,227,164

(1)

Salary includes annual salary and cash paid in lieu of vacation. Amounts include cash compensation earned but deferred, as applicable, under the Company’s deferred compensation plans. Participants in these plans may defer receipt of portions of salary and/or annual non-equity incentive plan compensation earned for the year into Watson’s Executive Deferred Compensation Plan. Watson’s Executive Deferred Compensation Plan is discussed in further detail above under the heading “Executive Compensation Deferral Program” on page 27 and below under the heading “Nonqualified Deferred Compensation” on page 37.

(2)	Mr. Olafsson was hired in September 2010 and was awarded a $450,000 sign-on bonus, of which $350,000 was paid in March 2011.

(3)

Stock awards for 2011 represent the aggregate grant date fair value of 2011 restricted stock and restricted stock unit grants issued pursuant to Time Awards, Adjusted EBITDA Performance Awards and TSR Performance Awards. The grant date fair value of restricted stock and restricted stock unit grants issued pursuant to the 2011 Time Awards and Adjusted EBITDA Performance Awards is based on the fair market value of our common stock of $55.65 on the issuance date of March 2, 2011. The grant date fair value of the TSR Performance Awards is based on a valuation of the expected target payout for those awards on the date those awards were granted using “Monte Carlo” valuation methodology. Using this methodology, the per share grant date fair value of our common stock, based on a market price of $55.65 on the issuance date of March 2, 2011, was $61.71. The maximum possible value of the Adjusted EBITDA Performance Awards on the date they were granted was as follows: $2,249,985 for Mr. Bisaro, $562,538 for Mr. Joyce, $674,979 for Mr. Wilkinson, $674,979 for Mr. Olafsson and $562,538 for Mr. Buchen. The maximum possible value of the TSR Performance Awards on the date they were granted was as follow: $2,495,090 for Mr. Bisaro, $623,703 for Mr. Joyce, $748,573 for Mr. Wilkinson, $748,573 for Mr. Olafsson and $623,703 for Mr. Buchen. For additional discussion on the assumptions used in determining fair value and the accounting for restricted stock and restricted stock unit awards, see Share-Based Compensation in Note 2, Note 3 and

Note 12 to the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011. There were no option awards granted in the three year period ended December 31, 2011.

(4)

Non-equity incentive plan compensation represents payment under our annual cash incentives awards program for the fiscal year stated but paid in March of the following year. For additional discussion on our annual cash incentive award programs, see Annual Cash Incentive Awards above under the heading “Compensation Discussion and Analysis” on page 15 and below under the heading “Grants of Plan-Based Awards” on page 33.

(5)

Amounts reflect interest on deferred compensation balances that is considered to be earned at above-market interest rates. Interest on deferred compensation is deemed to be above-market if it exceeds 120% of the applicable federal long-term rate. All contributions to our Executive Deferred Compensation Plan have a guaranteed fixed interest rate of return. This guaranteed rate is adjusted annually based on the Prime interest rate published in the Wall Street Journal and was adjusted on the first business day of November 2010 for the 2011 plan year. In 2011, the guaranteed interest rate did not exceed 120% of the applicable federal long-term rate and accordingly, no above-market interest has been reflected in the above table for the 2011 calendar year. The Executive Deferred Compensation Plan is discussed in further detail above under the heading “Executive Compensation Deferral Program” on page 27 and below under the heading “Nonqualified Deferred Compensation” on page 37.

(6)

Total other compensation for 2011 includes relocation payments made to Mr. Buchen, a car allowance, registrant contributions under our 401(k) plan and deferred compensation plan, group life insurance coverage and other perquisites as follows:

	Car Allowance	401(k) Plan — Company Contributions	Deferred Compensation Plan — Company Contributions	Group Life Insurance	Relocation Expenses	Other Perquisites	Total
Paul M. Bisaro	12,000	10,962	26,538	2,622	—	—	52,122
R. Todd Joyce	7,200	14,700	7,466	2,564	—	410	32,340
G. Frederick Wilkinson	7,200	9,800	10,183	4,903	—	—	32,086
Sigurdur O. Olafsson	7,200	9,800	6,587	1,140	—	1,222	25,949
David A. Buchen	7,200	9,800	8,717	1,710	40,883	—	68,310

Mr. Buchen’s relocation expenses in 2011 included: (i) temporary living expenses of $17,565, (ii) other relocation expenses of $9,249 and (iii) a tax gross-up for the taxable portion of his relocation payments of $14,069.

(7)	Mr. Olafsson was hired as Executive Vice President, Global Generics Division, effective September 1, 2010, and became a Named Executive Officer starting in 2011.

GRANTS OF PLAN-BASED AWARDS

The following table provides information about equity and non-equity awards granted to Named Executive Officers for 2011:

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)		(c)	(d)	(e)	(c)	(d)	(e)	(f)	(i)
Paul M. Bisaro	3/2/2011	(1)	600,000	1,200,000	2,700,000
	3/2/2011	(2)							26,954	1,499,990
	3/2/2011	(3)				13,477	26,954	40,431		1,499,990
	3/2/2011	(4)				13,478	26,955	40,433		1,663,393

R. Todd Joyce	3/2/2011	(1)	163,812	327,624	737,154
	3/2/2011	(2)							6,739	375,025
	3/2/2011	(3)				3,370	6,739	10,109		375,025
	3/2/2011	(4)				3,369	6,738	10,107		415,802
	3/15/2011	(5)							3,594	198,856

G. Frederick Wilkinson	3/2/2011	(1)	218,571	437,142	983,570
	3/2/2011	(2)							8,086	449,986
	3/2/2011	(3)				4,043	8,086	12,129		449,986
	3/2/2011	(4)				4,044	8,087	12,131		499,049

Sigurdur O. Olafsson	3/2/2011	(1)	231,464	462,928	1,041,588
	3/2/2011	(2)							8,086	449,986
	3/2/2011	(3)				4,043	8,086	12,129		449,986
	3/2/2011	(4)				4,044	8,087	12,131		499,049

David A. Buchen	3/2/2011	(1)	187,177	374,354	842,297
	3/2/2011	(2)							6,739	375,025
	3/2/2011	(3)				3,370	6,739	10,109		375,025
	3/2/2011	(4)				3,369	6,738	10,107		415,802
	3/15/2011	(5)							3,594	198,856

(1)

Annual Cash Incentive Awards: The Company provides performance-based annual cash incentive awards to our chief executive officer under a compensation program administered by the Compensation Committee and for our executive officers under the 2011 Senior Executive Compensation Program. These columns indicate the possible payouts targeted for 2011 performance under the applicable annual cash incentive award program for each Named Executive Officer listed above. Actual cash incentive awards paid in 2012 for 2011 performance are set forth in column (f) in the “Summary Compensation Table” on page 31. Target payouts are based on the targeted percentage of base salary rate in effect as of September 30th of the year at issue. Maximum payouts represent 225% of target payouts. Threshold payouts are based on the minimum level of performance for which payouts are authorized under the program and are equal to 50% of the Named Executive Officer’s target incentive award. For additional discussion of our annual cash incentive award programs, see Annual Cash Incentive Awards under the heading “Compensation Discussion and Analysis” on page 15.

(2)

2011 Time Awards: The restricted stock issued on March 2, 2011 pursuant to 2011 Time Awards were authorized in connection with the annual long term equity incentive grant under the Incentive Award Plan. Restrictions lapse equally on the restricted stock grants on the second and fourth anniversaries of the grant date, subject to continued employment. The fair value of Time Award restricted stock grants is based on the fair market value of our common stock of $55.65 on the issuance date of March 2, 2011.

(3)

Adjusted EBITDA Performance Awards: Represents the number of Adjusted EBITDA Performance Award shares issued in 2011 for the 2012 performance period based on 2012 Corporate Financial Performance as measured by Adjusted EBITDA. The Company provides performance-based annual equity incentive awards to our chief executive officer under a compensation program administered by the Compensation Committee and for our executive officers under the 2011 Senior Executive Equity Compensation Program. Under these programs, our senior executive officers, including our Named Executive Officers, are eligible to receive an award of shares of restricted stock based on the Company’s performance during the fiscal year as measured by Adjusted EBITDA. The threshold value of the issuance represents the minimum level of performance for which issuances are authorized under the program and is equal to 50% of the target value of the issuances. Once earned, Adjusted EBITDA Performance Awards will continue to be subject to time based vesting of 50% on each of the second and fourth anniversaries of the beginning of the 1-year performance period (which equates to one and three years following the conclusion of the 1-year performance period, respectively). The grant date fair value of the 2011 Performance Awards is based on the expected target payout for those awards on the date those awards were granted. The fair market value of our common stock on the grant date of March 2, 2011 was $55.65. The maximum possible value of the Adjusted EBITDA Performance Awards on the date they were granted was as follows: $2,249,985 for Mr. Bisaro, $562,538 for Mr. Joyce, $674,979 for Mr. Wilkinson, $674,979 for Mr. Olafsson and $562,538 for Mr. Buchen.

(4)

TSR Performance Awards: Under our equity incentive award programs, our senior executive officers, including our Named Executive Officers, are also eligible to receive an award of shares of restricted stock based on the Company’s performance. The performance metric for the TSR Performance Awards granted in 2011 will be the Company’s relative Total Shareholder Return (“TSR”) for the 3-year performance period from January 2011 through December 2013 against the Company’s peer company group as identified in the Company’s 2011 annual proxy statement. The Company’s “TSR” refers to the Company’s share price performance (and dividends, if any) ranked relative to the performance of its peer company group during the relevant period. Earned TSR Performance Awards vest at the end of the 3-year performance period and will be settled as soon as administratively feasible thereafter. The grant date fair value of the TSR Performance Awards is based on a valuation of the expected target payout for those awards on the date those awards were granted using “Monte Carlo” valuation methodology. Using this methodology, the per share grant date fair value of our common stock, based on a market price of $55.65 on the issuance date of March 2, 2011, was $61.71. In February, 2012, the Compensation Committee determined that the peer group against which the Company’s performance would be measured for TSR Performance Awards granted after 2011 would be companies in the Standard & Poors 1500 Healthcare Index sharing the same six-digit Global Industry Classification number as the Company’s, This new peer group was selected in order to ensure that, in the future, the Company’s performance can be measured consistently and transparently over the long term against an appropriate index of companies in our industry.

(5)	Represents shares granted in connection with these NEO’s respective promotions to Executive Vice President in March 2011.

For

additional discussion on our annual equity incentive award programs, including our 2011 Time Awards, Adjusted EBITDA Performance Awards and TSR Performance Awards, see Long-Term Equity Incentives above under the heading “Compensation Discussion and Analysis” on page 15. For additional discussion on the accounting for restricted stock and restricted stock unit awards, see Share-Based Compensation in Note 2, Note 3 and Note 12 to the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth the outstanding equity awards for the Company’s Named Executive Officers at December 31, 2011:

						Stock Awards
	Option Awards					Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date			Number of Unearned Shares That Have Not Vested (#)(3)	Market or Payout Value of Unearned Shares That Have Not Vested ($)(3)
Name	Exercisable	Unexercisable
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)

Paul M. Bisaro	393,866	133,334	(4)	30.6600	9/4/2017
						237,516	14,331,715	26,955	1,626,465

R. Todd Joyce	5			26.4000	5/28/2012
	7,000			38.9200	8/4/2013
	2,250			35.1100	8/12/2015
	4,000			25.6400	9/1/2016
						44,255	2,670,347	6,738	406,571

G. Frederick Wilkinson						46,325	2,795,251	8,087	487,970

Sigurdur O. Olafsson						45,878	2,768,279	8,087	487,970

David A. Buchen	15,000			26.4000	5/28/2012
	25,000			29.4300	11/20/2012
	8,000			38.9200	8/4/2013
	17,000			26.1400	8/9/2014
	5,000			35.1100	8/12/2015
	5,000			25.6400	9/1/2016
						58,493	3,529,468	6,738	406,571

(1)

Includes the number of Adjusted EBITDA Performance Award shares issued in March, 2012 with respect to the 2011 performance period based on 2011 Corporate Financial Performance. Restrictions on the restricted stock grants generally lapse equally on the second and fourth anniversaries of the grant date. Information presented in column (f) aggregates all unvested restricted stock awards outstanding. Individual restrictions on restricted stock lapse as follows:

Named Executive Officer	Restricted Shares	Date Restrictions Lapse
Mr. Bisaro	40,590	February 24, 2012
	18,425	March 14, 2012
	50,567	March 2, 2013
	36,777	March 5, 2013
	40,591	February 24, 2014
	50,566	March 2, 2015
Mr. Joyce	4,846	February 24, 2012
	3,250	March 14, 2012
	10,313	March 2, 2013
	3,693	March 5, 2013
	1,797	March 15, 2013
	3,400	October 30, 2013
	4,846	February 24, 2014
	10,313	March 2, 2015
	1,797	March 15, 2015

Named Executive Officer	Restricted Shares	Date Restrictions Lapse
Mr. Wilkinson	6,004	February 24, 2012
	14,034	March 2, 2013
	6,250	September 21, 2013
	6,004	February 24, 2014
	14,033	March 2, 2015
Mr. Olafsson	2,500	September 1, 2012
	10,439	March 2, 2013
	22,500	September 1, 2014
	10,439	March 2, 2015
Mr. Buchen	8,261	February 24, 2012
	7,500	March 14, 2012
	11,695	March 2, 2013
	7,485	March 5, 2013
	1,797	March 15, 2013
	8,262	February 24, 2014
	11,696	March 2, 2015
	1,797	March 15, 2015

(2)	Market value is determined by multiplying the number of shares by the closing price of $60.34 of our common stock on the New York Stock Exchange on December 30, 2011.

(3)

Represents TSR Performance Awards that were unearned at December 31, 2011. Amounts based on actual number of shares to be earned at target performance and the closing price of $60.34 of our common stock on the New York Stock Exchange on December 30, 2011. Restrictions on the shares of stock underlying TSR Performance Awards lapse on the third anniversary of the grant date of the TSR Performance Award.

(4)	All currently unvested options will vest on September 4, 2012.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information with respect to each Named Executive Officer concerning the vesting of stock awards during the fiscal year ended December 31, 2011:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
(a)	(b)	(c)	(d)	(e)
Paul M. Bisaro	—	—	58,076	3,501,338
R. Todd Joyce	51,745	1,439,042	8,593	530,850
G. Frederick Wilkinson	—	—	6,250	437,750
Sigurdur O. Olafsson	—	—	—	—
David A. Buchen	29,500	762,052	11,235	638,411

(1)	Shares acquired on vesting are represented on a pre-tax basis. The Incentive Award Plan permits withholding a number of shares upon vesting to satisfy tax withholding requirements.

(2)	Represents the closing market price of a share of our common stock the date of vesting multiplied by the number of shares that have vested.

NONQUALIFIED DEFERRED COMPENSATION

The following table sets forth the executive contributions, employer matches, earnings, withdrawals/distributions and account balances, where applicable, for the Named Executive Officers in the Executive Deferred Compensation Plan (the “Deferred Plan”), an unfunded, unsecured deferred compensation plan.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)(4)	Aggregate Balance at Last FYE ($)(5)
(a)	(b)	(c)	(d)	(e)	(f)
Paul M. Bisaro	132,692	26,539	16,203	—	618,259
R. Todd Joyce	302,386	7,466	15,028	(286,083)	485,643
G. Frederick Wilkinson	64,617	10,184	1,957	—	95,181
Sigurdur O. Olafsson	13,174	6,587	365	—	23,885
David A. Buchen	190,845	8,717	24,568	(154,908)	884,564

(1)

Executive contributions reported in column (b) above include salary contributions for 2011 and amounts related to non-equity incentive plan compensation earned in 2010 but paid in 2011. All amounts in column (b) are also reported in the “Salary” column for 2011 or the “Non-Equity Incentive Plan Compensation” column for 2010 in the Summary Compensation Table on page 31. Included in the amounts above representing non-equity plan contributions earned in 2010 but paid in 2011 was $75,000 for Mr. Bisaro, $136,877 for Mr. Joyce, $39,806 for Mr. Wilkinson, $0 for Mr. Olafsson and $82,549 for Mr. Buchen.

(2)

Registrant contributions reflect company matching contributions to the Deferred Plan in 2010. All Registrant contributions are reported in the “All Other Compensation” column of the Summary Compensation Table on page 31.

(3)

Aggregate earnings represent 2011 deemed investment earnings at the guaranteed fixed interest rate for 2011 of 3.25%. No other investment alternatives for amounts deferred or credited are offered under the Deferred Plan.

(4)

Assets in the Deferred Plan are distributed either (i) at separation of service as a result of retirement, disability, termination or death; or (ii) on a designated date elected by the participant. The Deferred Plan requires participants to make an annual distribution election with respect to the money to be deferred in the next calendar year. If a participant so elects, deferrals made in one year may be distributed as soon as the next year following the deferral election. Participants may elect to receive a distribution as a lump-sum cash payment or in installment payments paid over 2 to 15 years, as the participant elects. Bonus deferrals are credited to a participant’s account the year following the year in which the bonus is earned. As a result, bonus deferrals may not be distributed until the year following the year in which the bonus is paid to a participant and credited to his or her account. Per regulatory requirements, participants may not accelerate distributions from the Deferred Plan.

(5)

Aggregate balance reflects vested and unvested balances within the Deferred Plan as of December 31, 2011. All amounts are fully vested for each Named Executive Officer except for Mr. Wilkinson and Mr. Olafsson, whose vested balance as of December 31, 2011 amounts to $88,391 and $17,958, respectively. Of the aggregate balances in column (f), the following amounts are reported as compensation in the Summary Compensation Table on page 31 for 2011, 2010 and 2009: $466,231 for Mr. Bisaro, $578,903 for Mr. Joyce, $92,946 for Mr. Wilkinson, $23,511 for Mr. Olafsson and $375,200 for Mr. Buchen.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Executive Severance and Change-in-Control Agreements

Each of our Named Executive Officers is party to an employment agreement or arrangement pursuant to which he is entitled to certain payments and benefits in the event of (i) an involuntary termination without cause, (ii) the resignation of the executive for good reason or (iii) a qualifying termination in connection with a change-in-control. With certain exceptions footnoted in the table that follows, these agreements generally provide that under these circumstances our Named Executive Officers are entitled to receive:

(1) lump sum cash payments ranging from between 24 and 36 months of the executive’s then base salary;

(2) with certain exceptions, a multiple of the executive’s annual bonus, which, depending on the executive and the type of termination, as noted in the table below, may be determined on the basis of such executive’s target bonus or the greater of target bonus or such executive’s prior year actual bonus. Messrs. Joyce and Buchen (as well as Mr. Bisaro, but only in the case of a termination without cause or for good reason) are also entitled to a prorated bonus for the year in which the termination occurs;

(3) continued group health benefits (medical, dental and vision) for the executive and the executive’s dependents for a period of between 18 and 36 months; and

(4) for the Named Executive Officers other than Mr. Bisaro, outplacement services for one year with a nationally recognized service selected by us.

Unless we determine that any severance payments should be delayed in consideration of Section 409A of the Internal Revise Code of 1986, cash payments are to be paid within 30 days of termination.

Change-in-Control

In the event of a “qualifying termination” in connection with a change-in-control, a Named Executive Officer is entitled to accelerated vesting with respect to all of his stock equity awards. Such executive is entitled to exercise any vested options for a period of 90 days following termination; provided that the terms of certain option awards permit executives with at least five years of service to the Company as of the date of any such termination to exercise such options for up to one year following termination.

Change-in-Control Gross-Up Payment

Pursuant to their respective employment agreements or arrangements, each of our Named Executive Officers, other than Messrs. Wilkinson and Olafsson, is also entitled to receive a tax gross-up payment to compensate him for any excise taxes payable with respect to the payments and benefits made under his employment agreement in the event of a qualifying termination in connection with a change-in-control. We provide certain of our executive officers with tax gross up payments in the event of a change-in-control, but did not enter into or materially amend any such agreements in 2011.

Estimated Termination Payments

In accordance with the requirements of the rules of the SEC, the table below indicates the amount of compensation payable by us to each Named Executive Officer upon (i) an involuntary termination without cause; (ii) the resignation of the executive for good reason; or (iii) a qualifying termination in connection with a change-in-control. The amounts assume that such termination was effective as of December 31, 2011 and thus includes amounts earned through such date and are only estimates of the amounts that would actually be paid to such executives upon their termination. The definitions of “change-in-control,” “cause” and “good reason” and descriptions of the payments and benefits appear after the table.

The table does not include certain amounts that the Named Executive Officer is entitled to receive under certain plans or arrangements that do not discriminate in scope, terms or operation, in favor of our Named Executive Officers and that are generally available to all salaried employees, such as payment of accrued vacation. The table also does not include the accrued and vested accounts of the executive under our Deferred Plan. These amounts are generally distributed to our executives upon a termination of employment, regardless of the reason, in accordance with his or her election under the applicable plan. The accrued and vested amounts under the Deferred Plan are set forth in the table under “Nonqualified Deferred Compensation” on page 37.

Trigger	Cash Severance(1)	Pro-Rata Bonus(2)	Health & Welfare Benefits(3)	Outplacement(4)	Restricted Stock and 1-Year Performance Shares (5)	TSR Awards(6)	Stock Options(7)	Excise Tax Gross-Up(8)	Total
P Bisaro
— Good Reason or Without Cause	$5,400,000	$2,000,000	$33,689	$—	$—	$—	$—	N/A	$7,433,689
— Change-In-Control	$7,200,000	$—	$95,058	$—	$14,331,715	$1,626,465	$3,957,353	$5,756,008	$32,966,599

T Joyce
— Good Reason or Without Cause	$1,591,316	$327,624	$33,689	$9,000	$—	$—	$—	N/A	$1,961,629
— Change-In-Control	$1,591,316	$327,624	$33,689	$9,000	$2,670,347	$406,571	$—	$1,378,878	$6,417,425

D Buchen
— Good Reason or Without Cause	$1,818,289	$374,354	$50,533	$9,000	$—	$—	$—	N/A	$2,252,176
— Change-In-Control	$1,818,289	$374,354	$50,533	$9,000	$3,529,468	$406,571	$—	$1,508,977	$7,697,192

F Wilkinson
— Good Reason or Without Cause	$1,248,978	$—	$—	$9,000	$—	$—	$—	N/A	$1,257,978
— Change-In-Control	$2,123,263	$—	$—	$9,000	$2,795,251	$487,970	$—	N/A	$5,415,484

S Olafsson
— Good Reason or Without Cause	$1,322,652	$—	$50,533	$9,000	$—	$—	$—	N/A	$1,382,185
— Change-In-Control	$2,248,508	$—	$50,533	$9,000	$2,768,279	$487,970	$—	N/A	$5,564,290

(1)

For Mr. Bisaro, represents (A) in the event of a termination by us without cause or by Mr. Bisaro for good reason, the sum of (i) two times Mr. Bisaro’s then base salary and (ii) two times Mr. Bisaro’s target annual bonus opportunity for the year of termination or resignation or two times the amount of the bonus paid to Mr. Bisaro in the previous year (including his $400,000 special bonus paid with respect to 2010), whichever is greater and (B) in the event of a change-in-control termination, the sum of (i) three times Mr. Bisaro’s base salary and (ii) three times Mr. Bisaro’s target bonus under our Senior Executive Compensation Program.

For Messrs. Joyce and Buchen, represents in the event of a change-in-control termination or a termination by us without cause or by Mr. Joyce or Mr. Buchen for good reason, the sum of (i) two times such executive’s then base salary and (ii) two times such executive’s target bonus to be earned for the year in which the termination occurs or the bonus paid to such executive in the prior year, whichever is greater.

For Messrs. Wilkinson and Olafsson, represents (A) in the event of a termination by us without cause or by Mr. Wilkinsonor Mr. Olafsson for good reason, an amount equal to two times such executive’s then base salary; and (B) in the event of a change-in-control termination the sum of (i) two times such executive’s then base salary and (ii) two times such executive’s target bonus to be earned for the year in which the termination occurs.

(2)	The pro rata bonus provisions for the Company’s Named Executive Officers are as follows:

For Mr. Bisaro, in the event of a termination by us without cause or by Mr. Bisaro for good reason, his actual bonus (excluding any special bonus) with respect to the year in which he is terminated. No provision is made for a pro rata bonus payment in the event of a change-in-control.

For Mr. Joyce, in the event of a termination by us without cause or by Mr. Joyce for good reason or in the event of a change-in-control, he may receive, at the Company’s discretion, his target bonus with respect to the year in which he is terminated.

For Mr. Buchen, in the event of a termination by us without cause or by Mr. Buchen for good reason or in the event of a change-in-control, his target bonus with respect to the year in which he is terminated.

Messrs. Wilkinson and Olafsson are not entitled to a pro rata bonus in the event of a termination by us without cause or by Mr. Buchen for good reason or in the event of a change-in-control.

(3)

For Mr. Bisaro, represents continued group health benefits (medical, dental and vision) for Mr. Bisaro and his dependents for a period of (i) up to 18 months in the event of a termination by us without cause or by Mr. Bisaro for good reason and (ii) up to 36 months in the event of a change-in-control termination. In the event of a termination in connection with a change-in-control, Mr. Bisaro would also receive continued life and disability insurance coverage for up to 18 months. For Mr. Joyce, represents continued group health benefits (medical, dental and vision) for the executive and his dependents for a period of up to 18 months. For Messrs. Buchen, Wilkinson and Olafsson, represents continued group health benefits (medical, dental and vision) for the executive and their dependents for a period of up to 24 months. The amount shown for Mr. Wilkinson is zero because he is currently waiving coverage under the Company’s health benefits plan.

(4)	Represents one year of outplacement services. Mr. Bisaro is not entitled to outplacement services.

(5)

Represents the aggregate value of the acceleration of vesting of the unvested restricted stock, including the 2011 Adjusted EBITDA Performance Awards, upon a termination in connection with a change of control, based on the closing price of our common stock on December 30, 2011 of $60.34.

(6)

Represents the value of TSR Performance Awards at target that would vest upon a termination in connection with a change in control based on the closing price of our common stock on December 30, 2011 of $60.34.

(7)

Represents the aggregate value of the acceleration of vesting of the unvested stock options upon a termination in connection with a change of control, based on the spread between the closing price of our common stock of $60.34 on December 30, 2011 and the exercise price of the stock options.

(8)

Represents payment of an amount sufficient to offset the effect of any “excess parachute payment” excise tax payable by the executive pursuant to the provisions of the Code or any comparable provision of state law. Only Messrs. Bisaro, Joyce and Buchen are eligible for an excise tax gross-up.

Certain Definitions

Change-in-Control

For Messrs. Bisaro and Joyce, a “change-in-control” generally means (i) a sale of assets representing 50% or more of our net book value and fair market value; (ii) our liquidation or dissolution; (iii) a merger, consolidation or other transaction involving us after the completion of which our stockholders before the transaction represent less than 50% of the voting power of our stockholders following the transaction; (iv) the acquisition by a person or group of more than 50% of the combined voting power of Watson; or (v) the replacement of the majority of our incumbent directors by individuals not approved by a majority of our incumbent Board.

For Messrs. Buchen, Wilkinson and Olafsson, a “change-in-control” generally means (i) a sale of assets representing 50% or more of our net book value and fair market value; (ii) our liquidation or dissolution; (iii) a merger, consolidation or other transaction involving us after the completion of which our stockholders before the transaction represent less than 60% of the voting power of our stockholders following the transaction; (iv) the acquisition by a person or group of more than 30% of the combined voting of Watson; or (v) the replacement of the majority of our incumbent directors by individuals not approved by a majority of our incumbent Board.

For Mr. Bisaro, a “qualifying termination” means, within 90 days before or within 12 months following a change-in-control, (i) we terminate Mr. Bisaro other than for “cause” or (ii) Mr. Bisaro terminates his employment with us for “good reason.”

For Messrs. Joyce and Buchen, a “qualifying termination” means, within 90 days before or within 24 months following a change-in-control, (i) we terminate the executive other than for “cause” or (ii) the executive terminates his employment with us for “good reason.”

For Messrs. Wilkinson and Olafsson, a “qualifying termination” means, within 12 months following a change-in-control, (i) we terminate the executive other than for “cause” or (ii) the executive terminates his employment with us for “good reason.”

Good Reason

For Mr. Bisaro, a termination for “good reason” means that Mr. Bisaro has terminated his employment with us because (i) we failed to re-elect him to, or removed him from, the position of President and Chief Executive Officer; (ii) of a material diminution of his duties, and responsibilities, taken as a whole; (iii) we failed to appoint or re-nominate him as a member of our Board of Directors; (iv) the assignment of his duties are materially inconsistent with, or materially impair his ability to perform, the duties customarily assigned to a President and Chief Executive Officer; (v) we changed our reporting structures such that he reports to someone other than the Board of Directors; (vi) we materially breached our obligations under his employment agreement; (vii) we failed to obtain an assumption of his employment agreement by any successor or assignee; or (viii) we cause him to commit fraud or expose him to criminal liability.

For Mr. Buchen, a termination for “good reason” generally means that he has terminated his employment with us because of (i) a material reduction in his then existing annual base salary, (ii) a material reduction in the package of benefits and incentives, taken as a whole, provided to him or (iii) a material diminution of his duties, responsibilities, authority, or reporting structure; (iv) a request that he materially relocate such that the distance of his one-way commute is increased by more than thirty-five (35) miles; (v) we materially breached our obligations under his employment agreement; or (vi) we failed to obtain the assumption of his employment agreement by any successor or assign.

For Mr. Joyce, a termination for “good reason” means that he has terminated his employment with us because (i) after a change-in-control, (a) of a material reduction of his then existing annual base salary, (b) of a material reduction in his package of benefits and incentives, taken as a whole, (c) of a material diminution of his duties and responsibilities, taken as a whole, or (d) a requirement that he relocate such that the distance of his one-way commute is increased by more than thirty-five (35) miles; (ii) we materially breached our obligations under his employment agreement; or (iii) we failed to obtain the assumption of his employment agreement by any successor or assign.

For Messrs. Wilkinson and Olafsson, a termination for “good reason” means that such executive has terminated his employment with us because (i) after a change-in-control, (a) there is a material reduction of his then existing annual base salary or (b) the Company decides to relocate his principal work site such that his one-way commuting distance increases by more than 50 miles; or (ii) in the absence of a change-of-control, the Company decides to relocate his principal work site such that his one-way commuting distance increases by more than 50 miles.

Cause

For Mr. Bisaro, a termination for “cause” means that we have terminated Mr. Bisaro because (i) his fraud, misrepresentation embezzlement or other act of material misconduct against us; (ii) his gross neglect, willful malfeasance or gross misconduct in connection with this employment; (iii) his conviction or plea of guilty or nolo contendere to a felony or other crime involving moral turpitude; (iv) his willful and knowing violations of any rules or regulations of any governmental body material to our business; (v) his failure to cooperate, if requested by the Board, with any internal or external investigation or inquiry into our business practices; or (vi) his substantial and willful failure to render services in accordance with the terms of his employment agreement.

For the remainder of the Named Executive Officers, a termination for “cause” means that we have terminated the executive because of (i) the executive’s conviction for any felony; or (ii) the executive’s gross misconduct, material violation of our policies, or material breach of the executive’s duties to us, which the executive fails to correct within thirty (30) days after the executive is given written notice by our chief executive officer or another designated officer. In the case of Messrs. Wilkinson and Olafsson “cause” also includes their unsatisfactory performance of their duties.

Equity Compensation Plan Information as of December 31, 2011

The following table sets forth information regarding outstanding options and shares reserved for future issuance under the Watson’s equity compensation plans as of December 31, 2011:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	1,726,624	31.74	8,030,656	(2)
Equity compensation plans not approved by security holders	0	0	0

Total	1,726,624	31.74	8,030,656

As of December 31, 2011 there were 1,726,624 stock options outstanding with a weighted average exercise price of $31.74 and a weighted average term of 3.4 years. Also, as of this date there were 2,497,304 restricted shares outstanding.

(1)	Based on outstanding options under our 1995 Non-Employee Directors’ Stock Option Plan and our Incentive Award Plan.

(2)

Represents securities available for issuance under our Incentive Award Plan. Includes shares available for issuance under our Incentive Award Plan that were converted from shares of common stock available for issuance under the Andrx Corporation 2000 Stock Option Plan in connection with our acquisition of Andrx Corporation in November 2006. The 1995 Non-Employee Director’s Stock Option Plan expired in February 2005 and no securities are available for future awards under this plan.

DIRECTOR COMPENSATION

All members of the Board of Directors who are not full-time employees of the Company other than Mr. Tabatznik received a director’s fee of $60,000 and a grant of shares of restricted stock valued at $200,000 on the date of such grant for 2011. In addition, in 2011 non-employee directors were paid $2,000 for each Board of Directors’ meeting personally attended and $1,000 for each meeting attended telephonically. Directors (other than Mr. Tabatznik) were also paid $1,500 for each Committee meeting personally attended and $1,000 for each Committee meeting attended telephonically. Andrew L. Turner received an additional annual fee of $75,000 as our nonexecutive Chairman of the Board. As compensation for serving as committee chairmen, (i) the Chairman (i) of the Audit Committee received an additional annual fee of $17,500, (ii) of the Compensation Committee received an additional annual fee of $12,500, and (iii) the Chairmen of each of the Nominating and Corporate Governance and Regulatory Affairs Committees received an additional annual fee of $10,000. All directors were reimbursed for expenses incurred in connection with attending Board of Directors and Committee meetings. Our Chief Executive Officer does not receive additional compensation for his service as a director.

As noted above, in order to better align the interests of our Board with those of our stockholders in a fair and reasonable manner, as well as to implement what we believe is a corporate governance “best practice,” we adopted stock ownership guidelines for our senior executives and directors in 2011. Our ownership guidelines require our directors to hold stock in the Company in an amount at least equal in value to four times their annual base director’s fee. Under our guidelines, vested and unvested restricted stock, as well as shares of stock actually owned by or an director, are included in the calculation. Our directors are all currently in compliance with the Company’s stock ownership guidelines.

The following table sets forth the annual compensation to each person who served as a non-employee director during 2011:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(f)	(g)	(h)
Christopher W. Bodine	76,500	200,024	—	—	—	276,524
Michael J. Fedida	80,000	200,024	—	—	—	280,024
Michel J. Feldman	82,000	200,024	—	—	—	282,024
Albert F. Hummel	82,000	200,024	—	—	—	282,024
Catherine M. Klema	88,500	200,024	—	—	—	288,524
Jack Michelson	86,500	200,024	—	—	—	286,524
Anthony S. Tabatznik	2,000	200,024	—	—	—	202,024
Ronald R. Taylor	95,500	200,024	—	—	—	295,524
Andrew L. Turner	145,000	200,024	—	—	—	345,024
Fred G. Weiss	98,000	200,024	—	—	—	298,024

(1)

3,177 shares of restricted stock with a per share fair value of $62.96 were granted on May 13, 2011 to each of Mr. Bodine, Mr. Fedida, Mr. Feldman, Mr. Hummel, Ms Klema, Mr. Michelson, Mr. Tabatznik, Mr. Taylor, Mr. Turner and Mr. Weiss with a grant date fair value of $200,024, each.

Stock awards reported in column (c) represent the aggregate fair value of restricted stock awards we granted to our non-employee directors in 2011. We recognize the expense associated with the grant date fair value of these restricted stock awards over the period restrictions are eliminated for those awards. For our non-employee directors, restricted stock awards vest after one year.

For additional discussion on the determination of the grant date fair value for restricted stock, see Share-Based Compensation in Note 2, Note 3 and Note 12 to the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

(2)	The table below shows the aggregate number of outstanding unvested stock awards and vested and unvested option awards held by each non-employee director as of December 31, 2011:

Director	Unvested Stock Awards (#)	Vested and Unvested Option Awards (#)
Christopher W. Bodine	3,177	3,177
Michael J. Fedida	3,177	13,177
Michel J. Feldman	3,177	33,177
Albert F. Hummel	3,177	43,177
Catherine M. Klema	3,177	24,877
Jack Michelson	3,177	13,177
Anthony S. Tabatznik(1)	3,177	3,177
Ronald R. Taylor	3,177	38,177
Andrew L. Turner	3,177	23,177
Fred G. Weiss	3,177	33,177

(1)

Excludes 1,268,654 shares of common stock directly beneficially owned by Friar Tuck Limited which have been reported on a Schedule 13D/A filed with the SEC on November 18, 2010. Mr. Tabatznik disclaims beneficial ownership over these shares. All shares of our common stock held by Friar Tuck are subject to a Shareholders Agreement, dated December 2, 2009 with Watson. Among other things, pursuant to the Shareholders Agreement, Friar Tuck agreed to cause all shares of common stock of Watson beneficially owned by them to be voted: (a) with respect to the election of directors, in favor of those individuals nominated by our Board of Directors or our Nominating and Corporate Governance Committee, (b) on all proposals of any other stockholder of Watson, in accordance with the recommendation of our Board of Directors, and (c) on all other matters that shall come before our stockholders for a vote, in proportion to the votes cast by the other stockholders of Watson; provided that they may vote (or abstain from voting) in their discretion on any matter brought to the vote of our stockholders which involves a redemption, conversion, or exchange of our common stock or following a change of control transaction (as defined in the Shareholders Agreement). The Shareholders Agreement was previously filed by us on Form 8-K as Exhibit 4.1 on December 2, 2009.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of March 2, 2012, the name, address (where required) and beneficial ownership of each person (including any “group” as defined in Section 13(d)(3) of the Exchange Act) known by us to be the beneficial owner of more than 5% of our common stock:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
TIAA-CREF Investment Management, LLC and Teachers Advisors, Inc.	7,313,419	(2)	5.74%
730 Third Avenue New York, NY 10017-3206
The Vanguard Group, Inc.	7,434,265	(3)	5.83%
100 Vanguard Blvd. Malvern, PA 19355

(1)

Unless otherwise indicated in the footnotes to this table and pursuant to applicable community property laws, we believe the persons named in this table have sole voting and investment power with respect to all shares of common stock reflected in this table. As of March 16, 2012, 127,501,320 shares of our common stock were issued and outstanding.

(2)

According to Schedules 13G/A filed with the SEC on February 14, 2012 by TIAA-CREF Investment Management, LLC (“TIAA-CREF”) and Teachers Advisors, Inc. (“Teachers”), as of December 31, 2011 (i) TIAA-CREF is the beneficial owner of 5,929,154 shares (with sole voting and dispositive power with respect to all such shares), and (ii) Teachers is the beneficial owner of 1,384,265 shares (with sole voting and dispositive power with respect to all such shares). In the aggregate, these two entities may be deemed to beneficially own a total of 7,313,419 shares.

(3)

According to a Schedule 13G filed with the SEC on February 10, 2012 by The Vanguard Group, Inc., as of December 31, 2011, The Vanguard Group is the beneficial owner of 7,434,265 shares, of which it has sole dispositive power with respect to 7,255,762 of such shares, and shared dispositive power and sole voting power with respect to 178,503 of such shares. According to the 13G, Vanguard Fiduciary Trust Company directs the voting with respect to 178,503 of such shares.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth, as of March 16, 2012, the amount of common stock beneficially owned by each of the directors (including nominees) and Named Executive Officers, and by all of our directors and executive officers (including Named Executive Officers) as a group. No individual director, nominee or Named Executive Officer beneficially owned more than 1% of Watson’s common stock. The total beneficial ownership by directors and executive officers as a group represented 1.2% of outstanding shares. Unless otherwise indicated in the footnotes to this table and pursuant to applicable community property laws, we believe the persons named in this table have sole voting and investment power with respect to all shares of common stock reflected in this table. As of March 16, 2012, 127,501,320 shares of our common stock were issued and outstanding. No shares have been pledged as security by any of our executive officers.

	Amount and Nature of Beneficial Ownership			Total (#)
Name	Common Stock (#)(1)		Exercisable Stock Options (#)(2)
(a)	(b)		(d)	(e)
Christopher W. Bodine	12,465		—	12,465
Michael J. Fedida	23,618		10,000	33,618
Michel J. Feldman	14,177	(3)	30,000	44,177
Albert F. Hummel	127,691		40,000	167,691
Catherine M. Klema	24,845		21,700	46,545
Jack Michelson	13,177		10,000	23,177
Anthony S. Tabatznik(4)	3,177		—	3,177
Ronald R. Taylor	23,178		35,000	58,178
Andrew L. Turner	3,177		20,000	23,177
Fred G. Weiss	22,511		30,000	52,511
Paul M. Bisaro	307,339		393,886	701,225
R. Todd Joyce	81,513	(5)	13,255	94,768
G. Frederick Wilkinson	57,778		—	57,778
Sigurdur O. Olafsson	54,431		—	54,431
David A. Buchen	77,399		75,000	152,399
All directors and executive officers as a group (20 individuals)	846,476		678,841	1,525,317

(1)

Common stock includes voting securities represented by shares held of record, shares held by a bank, broker or nominee for the person’s account and shares held through family trust arrangements, including shares of restricted stock which remain subject to sale restrictions.

(2)	Includes shares of common stock subject to options exercisable within 60 days of March 16, 2012.

(3)	Includes 1,000 shares of common stock held by Ercelle K. Feldman, the wife of Michel J. Feldman, for which Mr. Feldman disclaims beneficial ownership.

(4)

Excludes 1,268,654 shares of common stock directly beneficially owned by Friar Tuck Limited which have been reported on a Schedule 13D/A filed with the SEC on November 18, 2010. Mr. Tabatznik disclaims beneficial ownership over these shares. All shares of our common stock held by Friar Tuck are subject to a Shareholders Agreement, dated December 2, 2009 with Watson. Among other things, pursuant to the Shareholders Agreement, Friar Tuck agreed to cause all shares of common stock of Watson beneficially owned by them to be voted: (a) with respect to the election of directors, in favor of those individuals nominated by our Board of Directors or our Nominating and Corporate Governance Committee, (b) on all proposals of any other stockholder of Watson, in accordance with the recommendation of our Board of Directors, and (c) on all other matters that shall come before our stockholders for a vote, in proportion to the votes cast by the other stockholders of Watson; provided that they may vote (or abstain from voting) in their discretion on any matter brought to the vote of our stockholders which involves a redemption, conversion, or exchange of our common stock or following a change of control transaction (as defined in the Shareholders Agreement). The Shareholders Agreement was previously filed by us on Form 8-K as Exhibit 4.1 on December 2, 2009.

(5)	Includes 3,283 shares of common stock held by the Joyce Family Trust.

PROPOSAL NO. 2 — ADVISORY VOTE ON THE COMPENSATION

OF OUR NAMED EXECUTIVE OFFICERS

(“SAY-ON-PAY VOTE”)

Background

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with the SEC’s rules. The Company has determined to hold such say-on-pay advisory vote every year and the next say-on-pay advisory vote shall occur at the 2013 Annual Meeting of Stockholders.

Summary

In accordance with Section 14A of the Securities and Exchange Act of 1934, as amended, we are asking our stockholders to provide advisory approval of the compensation of our Named Executive Officers (which consist of our Chief Executive Officer, Chief Financial Officer and our next three highest paid executives), as such compensation is described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in this proxy statement, beginning on page 15. Our executive compensation programs are designed to enable us to attract, motivate and retain executive talent, who are critical to our success. These programs link compensation to the achievement of pre-established corporate financial performance objectives and other key objectives within each executive’s area of responsibility and provide long-term incentive compensation that focuses our executives’ efforts on building stockholder value by aligning their interests with those of our stockholders. The following is a summary of some of the key points of our executive compensation program. We urge our stockholders to review the “Compensation Discussion and Analysis” section of this proxy statement and executive-related compensation tables for more information.

•

Performance-Based Compensation.    Our executive compensation program includes (i) cash awards that are linked to measurable annual individual, business and strategic objectives and corporate (adjusted EBITDA) and segment (segment contribution to operating profit) financial goals; and (ii) equity awards that are based on Company performance during the fiscal year and over a three-year period.

•

Long-Term Compensation.    Grants of restricted stock and restricted stock units are intended to align the interests of executives with our stockholders and focus executives’ attention on long-term growth. In addition, even after annual performance awards are earned, they continue to be subject to time-based vesting to promote executive retention and long-term stockholder value.

•

Independent Compensation Consultation.    The Compensation Committee has engaged an independent global executive compensation consulting firm, Frederic W. Cook & Co., Inc., to advise the committee on matters related to executive compensation.

•

Risk Assessment.    Our Compensation Committee, with the assistance of senior management and our independent compensation consultant, reviewed the various elements of executive compensation and determined that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company or encourage executives to assume excessive risks.

Recommendation

Our Board of Directors believes that the information provided above and within the “Compensation Discussion and Analysis” section of this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure that management’s interests are aligned with our stockholders’ interests to support long-term value creation.

The following resolution will be submitted for a stockholder vote at the Meeting:

RESOLVED, that the stockholders of Watson Pharmaceuticals, Inc. approve, on an advisory basis, the compensation of Watson Pharmaceuticals, Inc.’s Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in this proxy statement.

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. However, the Compensation Committee will consider the outcome of the vote in deciding whether to take any action as a result of the vote and when making future compensation decisions for Named Executive Officers.

Required Vote

The affirmative vote of a majority of the stock having voting power in person or represented by proxy at the Meeting is required to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers. Abstentions will have the same effect as a vote “against” this proposal. Broker non-votes do not represent voting power, and thus will not affect the voting results of this proposal.

Our Board of Directors recommends that stockholders vote FOR adoption of the resolution approving, on an advisory basis, the compensation of the Company’s Named Executive Officers, as described in the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in this proxy statement.

PROPOSAL NO. 3 — APPROVAL OF THE ANNUAL INCENTIVE PLAN

In March 2012, our Board voted unanimously to approve, and to recommend to our shareholders that they approve, an Annual Incentive Plan (the “Incentive Plan”) which, if approved, is generally intended to allow compensation paid under the Incentive Plan to covered employees to qualify as “qualified performance-based compensation” within the meaning of 162(m) of the Code.

Purpose of the Incentive Plan

The Incentive Plan is designed so that the awards made in accordance with it will generally be intended to satisfy the requirements for “qualified performance-based compensation” within the meaning of Section 162(m) of the Code. Under Section 162(m) of the Code, as discussed below, the Company will generally not be able deduct for federal income tax purposes the compensation paid to the Chief Executive Officer or any of the next three most highly compensated executive officers (other than the Chief Financial Officer) to the extent that the compensation exceeds a per person limit of $1.0 million in any year. However, compensation in excess of $1.0 million may be deducted if it qualifies as “qualified performance-based compensation” under Section 162(m) of the Code.

One of the requirements for compensation to be treated as “qualified performance-based compensation” is that the material terms of the performance goals under which compensation may be paid are disclosed to and approved by the Company’s shareholders. For purposes of Section 162(m) of the Code, the material terms are (i) the employees eligible to receive compensation, (ii) a description of the criteria on which the performance goal will be based and (iii) the maximum amount of compensation that can be paid to an employee under the Incentive Plan. Shareholder approval of the Incentive Plan is intended to constitute approval of each of the material terms, which are discussed below.

Summary of the Annual Incentive Plan

The following is a summary of the principal features of the Incentive Plan. This summary is qualified in its entirety by reference to the full text of the Incentive Plan, which is included in this Proxy Statement as Appendix B as filed electronically with the SEC. Shareholders may request a copy of the Incentive Plan by sending a written request to Watson Pharmaceuticals, Inc., Morris Corporate Center III, 400 Interpace Parkway, Parsippany, NJ 070541, Attention: Corporate Secretary.

•

Administration and Amount of Awards.    The Compensation Committee of the Board (or a subcommittee thereof) will administer the Incentive Plan (the “Committee”). For the Incentive Plan, any decisions as administrator will be made solely by the members of the Committee, each of whom is an “outside director” within the meaning of Section 162(m) of the Code. The Committee will interpret and determine all questions relating to the Incentive Plan and take any action it deems necessary or advisable for its proper administration. All decisions of the Committee shall be final, conclusive and binding on the Company, Incentive Plan participants and any person who claims a benefit or right to an award under the Incentive Plan. Subject to the terms of the Incentive Plan, the Committee has the sole discretion to determine the amounts, terms and conditions of each award.

•	Maximum Award. The maximum dollar value of an Award payable to any Participant during any fiscal year is $7,000,000.

•

Eligibility.    Eligible participants are the Company’s Chief Executive Officer, any other executive officer of the Company or any other employee who, as determined in the discretion of the Committee, may become subject to Section 162(m) of the Code and is selected by the Committee to receive an award under the Incentive Plan for any year. The Company currently employs approximately nine eligible executive officers and three other eligible employees. The selection must generally occur within 90 days after the beginning of the Performance Period (as defined below) or, if the Performance Period is less than 12 months, prior to the expiration of 25% of the Performance Period, provided that the Committee may admit additional persons to the Incentive Plan after that date.

•

Performance Goals.    Under the Incentive Plan, the Committee will determine the fiscal year or other performance period that will be used for measuring actual performance (each a “Performance Period”). The Committee will establish for each Performance Period (a) the performance goals based on business and financial criteria and (b) a formula for calculating a participant’s award based on actual performance compared to the pre-established performance goals. The actions of the Committee described in the prior two sentences must take place within 90 days after the beginning of the Performance Period (or, if the Performance Period is less than 12 months, prior to the expiration of 25% of the Performance Period). Performance goals will be based on one or more of the following business and financial criteria: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); earnings per share; net income (before or after taxes); return on equity; total shareholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization); economic value-added models; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels, including cash, and accounts receivable; operating margin; gross margin; year-end cash; cash margin; debt reduction; shareholders’ equity; operating efficiencies; market share; customer satisfaction; customer growth; employee satisfaction; regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents and passing pre-approval inspections (whether of the Company or the Company’s third-party manufacturer) and validation of manufacturing processes (whether the Company’s or the Company’s third-party manufacturer’s)); clinical achievements (including initiating clinical studies; initiating enrollment, completing enrollment or enrolling particular numbers of subjects in clinical studies; completing phases of a clinical study (including the treatment phase); or announcing or presenting preliminary or final data from clinical studies; in each case, whether on particular timelines or generally); strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); supply chain achievements (including establishing relationships with manufacturers or suppliers of component materials and manufacturers of the Company’s products; co-development, co-marketing, profit sharing, joint venture or other similar arrangements); financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company’s equity or debt securities; factoring transactions; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures; factoring transactions; and recruiting and maintaining personnel.

The performance goals may be based solely by reference to the Company’s performance or the performance of one or more affiliates, divisions, business segments or business units, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude under the terms of the performance awards, the impact of an event or occurrence that the Committee determines should appropriately be excluded, including (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to our operations or not within the reasonable control of management, or (iii) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.

•

Payment of Awards.    At the end of each Performance Period, the Committee will determine the extent to which the performance goals for participants were achieved. The Committee will determine the actual award (if any) for each participant based on the level of actual performance achieved and shall certify in writing the amount to be paid. However, the Committee retains discretion to eliminate or reduce the actual award payable to any participant below that which otherwise would be payable under the applicable formula. In no event may the Committee increase the amount of the award otherwise payable to a participant based on attainment of the performance goals. The Committee may not waive achievement of performance goals, except in the case of death or disability of a participant or a change in control of the Company. If, during a performance period, a person becomes a participant, dies, retires or becomes disabled, or if a participant’s employment is otherwise terminated, the award otherwise payable to the participant may, in the discretion of the Committee, be proportionately reduced based on the period of actual employment during the performance period. Participants whose employment is terminated for cause prior to the end of a performance period will not be entitled to any award unless otherwise determined by the Committee. Awards under the Incentive Plan will be payable in cash unless the Committee in its discretion decides to make payment in the form of a stock-based award to the extent permissible under the Company’s 2001 Incentive Award Plan. Payment to each participant shall be made no later than the fifteenth day of the third month following the end of the fiscal year of the Company in which the applicable Performance Period ends, unless payment is deferred pursuant to a plan or arrangement satisfying the requirements of Section 409A of the Code.

•

Clawback.    The Committee has the discretion to require a participant to repay the income, if any, derived from an award in the event of a restatement of the Company’s financial results within three years after payment of such award to correct a material error that is determined by the Committee to be the result of fraud or intentional misconduct. In addition, all awards and benefits derived by a participant from any award are subject to recovery by the Company in such circumstances and on such terms and conditions as may be prescribed by the Committee at any time or from time to time pursuant to any policy adopted by the Company to ensure, or otherwise to ensure, compliance with any rules, regulations or listing standards adopted by the Securities and Exchange Commission or the New York Stock Exchange to implement Section 10D of the Exchange Act, as required by the Dodd-Frank Act.

•

Amendment and Termination of the Annual Incentive Plan.    The Board of Directors may amend or terminate the Incentive Plan at any time. In order to maintain the Incentive Plan’s qualification under Section 162(m), material amendments of the Incentive Plan must be approved by the Company’s shareholders. No amendment or termination may impair the rights of a participant under the terms of an award previously made to the participant without the participant’s consent.

•

Federal Income Tax Consequences.    Participants will realize ordinary income equal to the amount of any cash award paid to them in the year it is received. Generally, the Company will be entitled to a deduction for the amount of ordinary income realized by each participant. However, if an award under the Incentive Plan to a participant who is subject to the deduction limitation under Section 162(m) of the Code, as amended, does not qualify as “qualified performance-based compensation” under the requirements of Section 162(m) of the Code, the Company’s compensation deduction with respect to such participant shall be limited to $1.0 million, including all other amounts paid to such participant in such year which also do not qualify as qualified performance-based compensation.

Vote Required

The affirmative vote of a majority of the votes cast at the Meeting is required to approve the Incentive Plan. No awards will be payable under the Incentive Plan for the 2011 fiscal year or thereafter if the Incentive Plan is not approved by shareholders. Abstentions will have the same effect as a vote “against” this proposal. Broker non-votes do not represent votes cast, and thus will not affect the voting results of this proposal.

The Board of Directors recommends a vote “FOR” the proposal to approve the Annual Incentive Plan.

PROPOSAL NO. 4 — RATIFICATION OF APPOINTMENT OF

PRICEWATERHOUSECOOPERS LLP

The firm of PricewaterhouseCoopers LLP has audited our consolidated financial statements since our inception, and the Board of Directors recommends that the stockholders ratify the appointment of PricewaterhouseCoopers LLP to audit our consolidated financial statements for the fiscal year ending December 31, 2012. Representatives of that firm are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from stockholders.

We have been informed by PricewaterhouseCoopers LLP that neither the firm nor any of its members or their associates has any direct financial interest or material indirect financial interest in us or our affiliates.

Stockholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board of Directors is submitting the appointment of PricewaterhouseCoopers LLP to the stockholders entitled to vote at the Meeting for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and in the best interests of our stockholders.

Required Vote

In order to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012, the affirmative vote of a majority of the stock having voting power in person or represented by proxy at the Meeting is required. Abstentions will have the same effect as a vote “against” this proposal. The ratification of PricewaterhouseCoopers LLP is a matter on which a broker or other nominee has discretionary voting authority, and thus, we do not expect any broker non-votes with respect to this proposal.

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2012.

AUDIT FEES

The aggregate fees billed by PricewaterhouseCoopers LLP, our independent registered public accounting firm, in fiscal years 2011 and 2010 were as follows:

Services	2011	2010
Audit Fees	$3,430,800	$3,438,000
Audit-Related Fees	281,748	257,000

Total Audit and Audit-Related Fees	3,712,548	3,695,000
Tax Fees	1,204,000	1,350,000
All Other Fees	3,600	3,000

Total Fees	$4,920,148	$5,048,000

Audit Fees

Audit Fees include professional services rendered in connection with the annual audits of our financial statements and internal control over financial reporting and the review of the financial statements included in our Form 10-Qs covering quarterly periods during the related year. Additionally, Audit Fees include other services that only an independent registered public accounting firm can reasonably provide, such as services associated with SEC registration statements or other documents filed with the SEC.

Audit-Related Fees

Audit-Related Fees include accounting consultations and review procedures related to accounting, financial reporting or disclosure matters not classified as “Audit Fees.”

Tax Fees

Tax Fees include tax compliance for our foreign subsidiaries, tax advice in connection with certain acquisitions and other tax advice and tax planning services. Tax Fees in 2011 include $859,000 for tax consulting services and $345,000 for services provided in connection with tax audits, transfer pricing and other tax compliance. Tax Fees in 2010 include $1,100,000 for tax advice provided in connection with the integration of international acquisitions and $250,000 for services provided in connection with an IRS audit, transfer pricing and other tax compliance.

All Other Fees

All Other Fees in 2011 and 2010 include subscription fees for an accounting and auditing research reference tool.

The Audit Committee believes that the provision of all non-audit services rendered is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

The Audit Committee approved all audit and non-audit services provided by PricewaterhouseCoopers LLP in 2011. The Audit Committee has adopted a policy to pre-approve all audit and certain permissible non-audit services provided by PricewaterhouseCoopers LLP. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to type of services to be provided by PricewaterhouseCoopers LLP and the estimated fees related to these services. During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of PricewaterhouseCoopers LLP. PricewaterhouseCoopers LLP and management are required to periodically report to the full Audit Committee regarding the extent of services provided by PricewaterhouseCoopers LLP, in accordance with the pre-approval policy and the fees for the services performed. During the year, circumstances may arise when it may become necessary to engage PricewaterhouseCoopers LLP for additional services not contemplated in the pre-approval. In those instances, the Audit Committee requires specific pre-approval by the Audit Committee or its delegate, the Audit Committee chair, before engaging PricewaterhouseCoopers LLP for such services.

REPORT OF THE AUDIT COMMITTEE

The primary functions of the Audit Committee are to assist the Board of Directors in fulfilling its oversight of:

•	the integrity of Watson’s financial statements;

•	Watson’s compliance with legal and regulatory requirements;

•	the outside auditor’s qualifications and independence; and

•	the performance of Watson’s internal audit function and of its independent registered public accounting firm.

Additionally, the Audit Committee serves as an independent and objective party that:

•	monitors Watson’s financial reporting process and internal control systems;

•	retains, oversees and monitors the qualifications, independence and performance of Watson’s independent registered public accounting firm; and

•	provides an open avenue of communication among the independent registered public accounting firm, financial and senior management, the internal auditing department and the Board of Directors.

The Audit Committee Charter describes in greater detail the full responsibilities of the Audit Committee, and is available under the Investors section of our website at http://www.watson.com. The Audit Committee reviews the Audit Committee Charter annually prior to Watson’s Annual Stockholders’ Meeting and at such other times as deemed appropriate by the Audit Committee.

The Audit Committee schedules its meetings and implements procedures designed to ensure that during the course of each fiscal year it devotes appropriate attention to each of the matters assigned to it under the Audit Committee Charter. To this end, the Audit Committee met each quarter, and seven times in total, during 2011. In addition to the foregoing, the Audit Committee makes itself available to Watson and its internal and external auditors during the course of the year to discuss any issues believed by such parties to warrant the attention of the Audit Committee.

In carrying out its responsibilities, the Audit Committee acts in an oversight capacity. Management has the primary responsibility for the financial reporting process, including the system of internal controls, and for preparation of consolidated financial statements in accordance with generally accepted accounting principles. Watson’s independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. In performing its oversight responsibilities in connection with Watson’s 2011 audit, the Audit Committee has:

•	reviewed and discussed Watson’s audited consolidated financial statements for fiscal 2011 with management and Watson’s independent registered public accounting firm, PricewaterhouseCoopers LLP;

•

discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T; and

•

received the written disclosures and the letter from PricewaterhouseCoopers LLP required by PCAOB Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence, and has discussed with PricewaterhouseCoopers LLP its independence from Watson and its management.

Based on the review and discussions above, the Audit Committee has recommended that the Board of Directors include the audited consolidated financial statements in Watson’s Annual Report on Form 10-K for the year ended December 31, 2011.

Fred G. Weiss, Chairman

Michel J. Feldman

Albert F. Hummel

Ronald R. Taylor

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors and officers, and persons who own more than 10% of a registered class of our equity securities to file with the SEC reports of ownership and changes in ownership of our common stock and our other equity securities. Officers, directors and greater-than-10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such reports furnished to us or written representations that no other reports were required, we believe that during and with respect to the 2011 fiscal year all filing requirements applicable to our officers, directors and greater-than-10% beneficial owners were complied with and all filings were timely filed.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We review all relationships and transactions in which we and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Pursuant to our written Related Person Transaction Policies and Procedures, our legal department is primarily responsible for the implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether we or a related person has a direct or indirect material interest in the transaction. In determining whether a proposed transaction is a related person transaction, our legal department assesses:

(i)  the related person’s relationship to us;

(ii)  the related person’s interest in the transaction;

(iii)  the material facts of the proposed transaction, including the proposed aggregate value of such transaction or, in the case of indebtedness, the amount of principal that would be involved;

(iv)  the benefits to us of the proposed transaction;

(v)  if applicable, the availability of other sources of comparable products or services; and

(vi)  whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.

If our legal department determines that the proposed transaction is a related person transaction, the proposed transaction is submitted to our Nominating and Corporate Governance Committee for consideration. The Nominating and Corporate Governance Committee may only approve or ratify those transactions that are in, or are not inconsistent with, our best interests and the best interests of our stockholders, as the Nominating and Corporate Governance Committee determines in good faith.

As required under SEC rules, we disclose in our proxy statement any related person transactions determined to be directly or indirectly material to us or a related person. No reportable transactions occurred in 2011, except as described below.

On December 2, 2009, we acquired Arrow No. 7 Ltd. as part of our acquisition of the Arrow Group. Arrow No. 7 had an existing lease for a four story office building in London with Jacques Ltd. The lease is for our premises at 7 Cavendish Square in London, provides for an annual rental payment of approximately £575,000 and has a term which expires in 2016 (with an option to extend for an additional ten years). Mr. Tabatznik, who is one of our directors, may be deemed to have an indirect, non-controlling discretionary beneficial interest in Jacques Ltd. Mr. Tabatznik was also a party to a consulting agreement with us during the period from May 10, 2010 through the expiry of that agreement on May 9, 2011 in accordance with its terms.

STOCKHOLDERS’ PROPOSALS FOR THE 2013 ANNUAL MEETING

We expect to hold the 2013 Annual Meeting of Stockholders on May 10, 2013. Under Rule 14a-8 of the Exchange Act, stockholder proposals to be included in the proxy statement for the 2013 Annual Meeting of Stockholders must be received by our Secretary at its principal executive offices no later than November 30, 2012 and must comply with the requirements of Rule 14a-8 of the Exchange Act.

In addition, our Bylaws provide that rather than including a proposal in our proxy statement as discussed above, a stockholder may commence his or her own proxy solicitation for the 2013 Annual Meeting of Stockholders or may seek to nominate a candidate for election as a director. Additionally, a stockholder may propose business for consideration at such meeting by delivering written notice to our Secretary at our principal executive offices not less than seventy (70) days nor more than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting. Accordingly, the stockholder must provide written notice to our Secretary no earlier than February 10, 2013 and no later than March 2, 2013 in order to provide timely notice. Such notice must contain the information required by our Bylaws.

OTHER BUSINESS

As of the date of this proxy statement, the Board of Directors knows of no other business that will be presented for consideration at the Meeting. If other proper matters are presented at the Meeting, however, it is the intention of the proxy holders named in the Company’s form of proxy to vote the proxies held by them in accordance with their best judgment.

By Order of the Board of Directors

David A. Buchen, Secretary

Parsippany, New Jersey

March 30, 2012

APPENDIX A

WATSON PHARMACEUTICALS, INC.

2012 ANNUAL INCENTIVE COMPENSATION PLAN

Watson Pharmaceuticals, Inc. (the “Company”), a Nevada corporation, hereby establishes and adopts the following 2012 Annual Incentive Compensation Plan (the “Plan”) to provide incentive awards that are intended to qualify as “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

1.    PURPOSES OF THE PLAN

The purposes of the Plan are to advance the interests of the Company and its stockholders and assist the Company in attracting and retaining executive officers of the Company and its Affiliates who, because of the extent of their responsibilities can make significant contributions to the Company’s success by their ability, industry, loyalty and exceptional services, by providing incentives and financial rewards to such executive officers.

2.    DEFINITIONS

2.1.    “Affiliate” shall mean any corporation, partnership or other organization of which the Company owns or controls, directly or indirectly, not less than 50% of the total combined voting power of all classes of stock or other equity interests.

“Award” shall mean any amount granted to a Participant under the Plan.

“Board” shall mean the board of directors of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

“Committee” shall mean the Compensation Committee of the Board or any subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder. For purposes of satisfying the requirements of Section 162(m) of the Code and the regulations thereunder, the Committee is intended to consist solely of “outside directors” as such term is defined in Section 162(m) of the Code.

“Participant” shall have the meaning set forth in Section 4.1.

“Performance Criteria” shall mean net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); earnings or loss per share; net income or loss (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization); economic value-added models; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; operating margin; gross margin; year-end cash; cash margin; debt reduction; stockholders equity; operating efficiencies; market share; customer satisfaction; customer growth; employee satisfaction; regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents and passing pre-approval inspections (whether of the Company or the Company’s third-party manufacturer) and validation of manufacturing processes (whether the Company’s or the Company’s third-party manufacturer’s)); clinical achievements (including initiating clinical studies; initiating enrollment, completing enrollment or enrolling particular numbers of subjects in clinical studies; completing phases of a clinical study (including the treatment phase); or announcing or presenting preliminary or final data from clinical studies; in each case, whether on particular timelines or generally); strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); supply chain achievements (including establishing relationships with manufacturers or suppliers of component materials and manufacturers of the Company’s products; co-development, co-marketing, profit sharing, joint venture or other similar arrangements); financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company’s equity or debt securities; factoring transactions; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures; factoring transactions; and recruiting and maintaining personnel.

“Performance Period” shall mean the Company’s fiscal year or such other period that the Committee, in its sole discretion, may establish.

3.    ELIGIBILITY AND ADMINISTRATION

3.1.    Eligibility.    The individuals eligible to participate in the Plan shall be the Company’s Chief Executive Officer and any other executive officer of the Company or an Affiliate (or other employee of the Company or an Affiliate who, as determined in the discretion of the Committee, may become a “covered employee” as defined in Section 162(m) of the Code) who is selected by the Committee to participate in the Plan (each, a “Participant”).

3.2.    Administration.    (a) The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Participants to whom Awards may from time to time be granted hereunder; (ii) determine the terms and conditions, not inconsistent with the provisions of the Plan, of each Award; (iii) determine the time when Awards will be granted and paid and the Performance Period to which they relate; (iv) determine the performance goals for Awards for each Participant in respect of each Performance Period based on the Performance Criteria and certify the calculation of the amount of the Award payable to each Participant in respect of each Performance Period; (v) determine whether payment of Awards may be deferred by Participants; (vi) interpret and administer the Plan and any instrument or agreement entered into in connection with the Plan; (vii) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (viii) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(b) Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Affiliate, any Participant and any person claiming any benefit or right under an Award or under the Plan.

(c) To the extent not inconsistent with applicable law or the rules and regulations of the New York Stock Exchange (or such other principal securities market on which the Company’s securities are listed or qualified for trading), including the applicable provisions of Section 162(m) of the Code, the Committee may delegate to one or more officers of the Company or a committee of officers the authority to take actions on its behalf pursuant to the Plan. To the extent the authority of the Committee has been so delegated, the term “Committee” includes any person to whom such authority has been delegated.

4.    AWARDS

4.1.    Performance Period; Performance Goals.    (a) Not later than the earlier of (i) 90 days after the commencement of each fiscal year of the Company and (ii) the expiration of 25% of the Performance Period, the Committee shall, in writing designate (x) one or more Performance Periods, (y) the Participants for each Performance Period and (z) the performance goals for determining the Award for each Participant for each Performance Period based on attainment of specified levels of one or any combination of the Performance Criteria. Within such time period the Committee shall also specify the exclusion for charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with generally accepted accounting principles.

(b) If a person becomes eligible to participate in the Plan after the Committee has made its initial designation of Participants, such individual may become a Participant if so designated by the Committee.

(c) The performance goals designated by the Committee may be based solely by reference to the Company’s performance or the performance of one or more Affiliates, divisions, business segments or business units of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. Such performance goals shall otherwise comply with the requirements of Section 162(m) of the Code and the regulations thereunder.

4.2.    Certification.    At such time as it shall determine appropriate following the conclusion of each Performance Period and prior to payment of any Award, the Committee shall certify, in writing, the amount of the Award for each Participant for such Performance Period.

4.3.    Payment of Awards.    (a) The amount of the Award actually paid to a Participant may, in the sole discretion of the Committee, be less than the amount otherwise payable to the Participant based on attainment of the performance goals for the Performance Period as determined in accordance with Section 4.1. The Committee may establish factors to take into consideration in implementing its discretion to reduce the amount of an Award, including, but not limited to, individual performance and/or one or more of the performance goals. The Committee may not waive the achievement of the applicable performance goals for any award intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, except in the case of the death or disability of the Participant or a change in control of the Company. In no event may the Committee increase the amount of the Award otherwise payable to the Participant based on attainment of the performance goals for the Performance Period.

(b) The actual amount of the Award determined by the Committee for a Performance Period shall be paid in the Committee’s discretion in cash or, to the extent permissible under a shareholder-approved stock plan of the Company, in stock based awards under such plan. Payment to each Participant shall be made no later than the fifteenth day of the third month following the end of the fiscal yearof the Company in which the applicable Performance Period ends, unless payment is deferred pursuant to a plan or arrangement satisfying the requirements of Section 409A of the Code.

4.4.    Changes in Employment.    (a) If (i) a person becomes a Participant during a Performance Period as specified in Section 4.1(b), or (ii) a Participant dies, retires or is disabled, during a Performance Period, or (iii) if a Participant’s employment is otherwise terminated, during a Performance Period (except for cause, as determined by the Committee in its sole discretion), the Award payable to such a Participant may, in the discretion of the Committee, be proportionately reduced based on the period of actual employment during the applicable Performance Period.

(b) Except as provided in paragraph (a) of this Section, if a Participant’s employment with the Company terminates prior to the end of a Performance Period for any reason, the Participant will not be entitled to any Award for such Performance Period unless otherwise determined by the Committee.

4.5.    Transfers and Changes in Responsibilities.    If a Participant’s responsibilities materially change or the Participant is transferred during a Performance Period to a position that is not deemed by the Committee as eligible to participate in the Plan, the Company may, as determined by the Committee, terminate the Participant’s participation in this Plan. In the event of such termination, the Participant would be eligible for a prorated Award based on the number of months in such Performance Period prior to such termination. Such Award will be paid only after the end of such Performance Period.

4.6.    Maximum Award.    The maximum dollar value of an Award payable to any Participant during any fiscal year is $7,000,000.

MISCELLANEOUS

5.1.    Amendment and Termination of the Plan.    The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including Section 162(m) of the Code, or by the New York Stock Exchange (or such other principal securities market on which the Company’s securities are listed or qualified for trading). No amendments to, or termination of, the Plan shall in any way impair the rights of a Participant under any Award previously granted without such Participant’s consent.

5.2.    Section 162(m) of the Code.    Unless otherwise determined by the Committee, the provisions of this Plan shall be administered and interpreted in accordance with Section 162(m) of the Code to ensure the deductibility by the Company of the payment of Awards.

5.3.    Tax Withholding.    The Company or an Affiliate shall have the right to make all payments or distributions pursuant to the Plan to a Participant, net of any applicable federal, state and local taxes required to be paid or withheld. The Company or an Affiliate shall have the right to withhold from wages, Awards or other amounts otherwise payable to such Participant such withholding taxes as may be required by law, or to otherwise require the Participant to pay such withholding taxes. If the Participant shall fail to make such tax payments as are required, the Company or an Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such withholding obligations.

5.4.    Right of Discharge Reserved; Claims to Awards.    Nothing in this Plan shall provide any Participant a right to receive any Award or payment under the Plan with respect to a Performance Period. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Participant the right to continue in the employment of the Company or an Affiliate or affect any right that the Company or an Affiliate may have to terminate the employment of (or to demote or to exclude from future Awards under the Plan) any such Participant at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of the termination of employment of any Participant. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants under the Plan.

5.5.    Nature of Payments.    All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or an Affiliate, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or an Affiliate except as may be determined by the Committee or by the Board or board of directors of the applicable Affiliate.

5.6.    Other Plans.    Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

5.7.    Severability.    If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

5.8.    Clawback.    The Committee has the discretion to require a Participant to repay the income, if any, derived from an Award in the event of a restatement of the Company’s financial results within three years after payment of such Award to correct a material error that is determined by the Committee to be the result of fraud or intentional misconduct. In addition, all Awards and all benefits derived by a Participant from any Award shall be subject to recovery by the Company in such circumstances and on such terms and conditions as may be prescribed by the Committee at any time or from time to time pursuant to any policy adopted by the Company to ensure, or otherwise to ensure, compliance with any rules, regulations or listing standards adopted by the Securities and Exchange Commission or the New York Stock Exchange to implement Section 10D of the Securities Exchange Act, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act.

5.9.    Section 409A.    The Company intends that the Plan and each Award granted hereunder that is subject to Section 409A of the Code shall comply with Section 409A and that the Plan shall be interpreted, operated and administered accordingly. If any provision of the Plan contravenes any regulations or guidance promulgated under Section 409A or would cause any Award to be subject to taxes, interest or penalties under Section 409A, the Company may, in its sole discretion, modify the Plan to (a) comply with, or avoid being subject to, Section 409A, (b) avoid the imposition of taxes, interest and penalties under Section 409A, and/or (c) maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the provisions of Section 409A. The Company is not obligated to modify the Plan and there is no guarantee that any payments will be exempt from taxes, interest and penalties under Section 409A. Notwithstanding anything herein to the contrary, in no event shall the Company be liable for the payment of, or any gross up in connection with, any taxes, interest and or penalties owed by any Participant pursuant to Section 409A.

5.10.    Construction.    As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

5.11.    Unfunded Status of the Plan.    The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

5.12.    Governing Law.    The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of New Jersey without reference to principles of conflict of laws that might result in the application of the laws of another jurisdiction, and shall be construed accordingly.

5.13.    Effective Date of the Plan.    The Plan shall be effective on the date of the approval of the Plan by the holders of the then outstanding securities of the Company entitled to vote generally in the election of directors. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled. So long as the Plan has not been terminated by the Company, it shall be resubmitted for approval to the Company’s stockholders in 2017, and every fifth year thereafter. In addition, the Plan shall be resubmitted to the Company’s stockholders for approval as required by Section 162(m) of the Code if it is amended in any way that changes the material terms of the Plan’s performance goals, including by materially modifying the performance goals, increasing the maximum bonus payable under the Plan, or changing the Plan’s eligibility requirements.

5.14.    Captions.    The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

WATSON PHARMACEUTICALS, INC. MORRIS CORPORATE CENTER III 400 INTERPACE PARKWAY PARSIPPANY, NJ 07054

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WATSON PHARMACEUTICALS, INC.

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors

Nominees:

For

Against

Abstain

1a. Jack Michelson

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1b. Ronald R. Taylor

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1c. Andrew L. Turner

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2. To take an advisory (non-binding) vote to approve Named Executive Officer compensation.

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For address changes and/or comments, please check this box and write them on the back where indicated.

☐ Please indicate if you plan to attend this meeting.

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Yes

No

The Board of Directors recommends you vote FOR the following proposals:

For

Against

Abstain

3. To approve an Annual Incentive Plan which, if approved, is generally intended to allow compensation paid under such Plan to covered employees to qualify as “qualified performance-based compensation” within the meaning of 162(m) of the United States Internal Revenue Code.

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4. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

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NOTE: Such other business as may properly come before the meeting or any adjournment thereof will also be transacted.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]

Date

Signature (Joint Owners)

Date